                                                                  EXECUTION COPY

                          AGREEMENT AND PLAN OF MERGER


                                      Among


                                 BRASSRING INC.,

                            CENTRAL NEWSPAPERS, INC.


                                       And


                              CAREER SERVICES, INC.


                          Dated as of February 10, 2000
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                                TABLE OF CONTENTS
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                                                                                   Page
                                                                                   ----
                                    ARTICLE I
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                         Definitions and Interpretations

SECTION 1.01.  Definitions.......................................................    2
SECTION 1.02.  Interpretations...................................................    8

                                   ARTICLE II

                                   The Merger

SECTION 2.01.  The Merger........................................................    9
SECTION 2.02.  Closing...........................................................    9
SECTION 2.03.  Effective Time....................................................    9
SECTION 2.04.  Effects...........................................................   10
SECTION 2.05.  Certificate of Incorporation and By-Laws..........................   10
SECTION 2.06.  Directors.........................................................   10
SECTION 2.07.  Officers..........................................................   10

                                   ARTICLE III

                       Effect on the Capital Stock of the
               Constituent Corporations; Exchange of Certificates;
                       Adjustment to Merger Consideration

SECTION 3.01.  Effect on Capital Stock...........................................   11
SECTION 3.02.  Transactions to be Effected at the
                            Closing..............................................   12
SECTION 3.03.  No Further Ownership Rights in Career
                            Services Capital Stock...............................   12
SECTION 3.04.  Working Capital Adjustment to the Merger
                            Consideration........................................   13

                                   ARTICLE IV

                         Representations and Warranties

SECTION 4.01.  Representations and Warranties of Central
                            and Career Services..................................   15
SECTION 4.02.  Representations and Warranties of
                            BrassRing............................................   34
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                                       i
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                                    ARTICLE V

                                    Covenants
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SECTION 5.01.  Conduct of Career Services Business...............................   45
SECTION 5.02.  Advice of Changes.................................................   47
SECTION 5.03.  Consultation......................................................   47
SECTION 5.04.  Insurance.........................................................   48
SECTION 5.05.  No Solicitation...................................................   48
SECTION 5.06.  Access to Information.............................................   49
SECTION 5.07.  Reasonable Efforts; Notification..................................   50
SECTION 5.08.  Stockholder Approvals.............................................   49
SECTION 5.09.  Costs and Expenses................................................   50
SECTION 5.10.  Publicity.........................................................   50
SECTION 5.11.  Agreements Not To Compete.........................................   50
SECTION 5.12.  Tax Matters.......................................................   51
SECTION 5.13.  Confidential Information..........................................   53
SECTION 5.14.  Other Actions.....................................................   54


                                   ARTICLE VI

                              Conditions Precedent

SECTION 6.01.  Conditions to the Obligations of Each
                            Party Hereto.........................................   54
SECTION 6.02.  Conditions to the Obligations of
                            BrassRing............................................   55
SECTION 6.03.  Conditions to the Obligations of
                            Central..............................................   57


                                   ARTICLE VII

                        Termination, Amendment and Waiver


SECTION 7.01.  Termination.......................................................   59
SECTION 7.02.  Effect of Termination.............................................   61
SECTION 7.03.  Amendment.........................................................   61
SECTION 7.04.  Extension; Waiver.................................................   61


                                  ARTICLE VIII

           Survival of Representations and Warranties; Indemnification

SECTION 8.01.  Survival of Representations and
                            Warranties...........................................   61
SECTION 8.02.  Tax Indemnification...............................................   62
SECTION 8.03.  Other Indemnification by Central..................................   62
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                                      -ii-
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SECTION 8.04.  Indemnification by BrassRing......................................   63
SECTION 8.05.  Exclusivity of Indemnification....................................   64
SECTION 8.06.  Calculation of Losses.............................................   65
SECTION 8.07.  Termination of Indemnification....................................   65
SECTION 8.08.  Procedures........................................................   65


                                   ARTICLE IX

                               General Provisions

SECTION 9.01.  Notices...........................................................   67
SECTION 9.02.  Headings..........................................................   68
SECTION 9.03.  Severability......................................................   68
SECTION 9.04.  Counterparts......................................................   69
SECTION 9.05.  Entire Agreement; No Third-Party
                            Beneficiaries........................................   69
SECTION 9.06.  Governing Law.....................................................   69
SECTION 9.07.  Assignment........................................................   69
SECTION 9.08.  Consent to Jurisdiction...........................................   69
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                                     -iii-
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Exhibits

         A        Form of Amended Stockholders' Agreement

Schedules Delivered by Central

         4.01(c)               No Conflicts; Consents
         4.01(d)               Career Services Financial Statements
         4.01(e)               Permitted Liens
         4.01(f)               Intellectual Property
         4.01(g)(i)            Contracts
         4.01(g)(ii)           Status of Contracts
         4.01(h)               Permits
         4.01(j)               Insurance
         4.01(k)               Tax Matters
         4.01(l)               Certain Changes and Events
         4.01(m)               Proceedings
         4.01(n)(i)            Compliance with Laws
         4.01(n)(ii)           Compliance with Environmental Laws
         4.01(q)               Benefit Plans
         4.01(u)               Undisclosed Liabilities
         5.01                  Conduct of Business

Schedules Delivered by BrassRing

         4.02(a)               Organization and Standing
         4.02(d)               BrassRing Financial Statements
         4.02(e)               Permitted Liens
         4.02(f)               Intellectual Property
         4.02(g)(i)            Contracts
         4.02(g)(ii)           Status of Contracts
         4.02(h)               Permits
         4.02(j)               Certain Changes and Events
         4.02(k)               Proceedings
         4.02(l)(i)            Compliance with Laws
         4.02(l)(ii)           Compliance with Environmental Laws

                                    AGREEMENT AND PLAN OF MERGER dated as of
                           February 10, 2000, among BRASSRING INC., a Delaware corporation ("BrassRing"), CENTRAL NEWSPAPERS, INC., an Indiana corporation ("Central"), and CAREER SERVICES, INC., an Arizona corporation and a wholly owned subsidiary of Central ("Career Services").


                  WHEREAS the respective Boards of Directors of BrassRing, Central and Career Services have approved the merger (the "Merger") of Career Services with and into BrassRing on the terms and subject to the conditions set forth in this Agreement, whereby all the issued capital stock of Career Services (the "Career Services Capital Stock") (excluding any shares owned by Career Services), shall be converted into the right to receive, in the aggregate, the consideration determined as set forth herein;

                  WHEREAS, immediately following the consummation of the Merger, the Stockholders' Agreement dated as of September 30, 1999 (the "Existing Stockholders' Agreement"), among Kaplan, Inc. (formerly Kaplan Educational Centers, Inc.) ("Kaplan"), Tribune Company ("Tribune"), Accel VI L.P., Accel Internet Fund II L.P., Accel Keiretsu VI L.P., Accel Investors '98 L.P. (collectively, "Accel", and together with Kaplan and Tribune, the "Existing Stockholders") and BrassRing, shall be amended substantially in the form set forth in Exhibit A attached hereto (the "Amended Stockholders' Agreement", and together with this Agreement, the "Transaction Agreements") to provide that Central shall become a party thereto; and

                  WHEREAS, BrassRing, Central and Career Services desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

                  NOW, THEREFORE, in consideration of the premises, mutual promises, representations, warranties and covenants contained in this Agreement and intending to be legally bound, the parties hereto hereby agree as follows:

                                    ARTICLE I

                         Definitions and Interpretations

                  SECTION 1.01. Definitions. The following terms, as used in this Agreement, shall have the following meanings:

                  "Accel" has the meaning set forth in the second preamble to this Agreement.

                  "Accounting Firm" has the meaning set forth in Section 3.04.

                  "Accounts Receivable" means any and all accounts receivable, notes and other amounts receivable from third parties, together with any unpaid financing charges accrued thereon.

                  "Adjusted Merger Consideration" has the meaning set forth in
Section 3.04(c).

                  "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person. For the purpose of this definition "control", when used with respect to any specified Person, shall mean the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through ownership of voting securities or partnership or other ownership interests, by contract or otherwise; and the terms "controlling" and "controlled" shall have correlative meanings.

                  "Agents" has the meaning set forth in Section 5.13.

                  "Agreement" means this Agreement and Plan of Merger, including all Exhibits and Schedules attached hereto.

                  "Amended Stockholders' Agreement" has the meaning set forth in the second recital to this Agreement.

                  "ABCA" means the Arizona Business Corporation Act.

                  "Articles of Merger" has the meaning set forth in Section
2.03.

                  "BrassRing" has the meaning set forth in the second recital to this Agreement.

                  "BrassRing Benefit Plans" has the meaning set forth in Section 4.02(q).

                  "BrassRing Common Stock" has the meaning set forth in Section 3.01(c).

                  "BrassRing Financial Statements" has the meaning set forth in
Section 4.02(d).

                  "BrassRing Indemnitee" has the meaning set forth in Section 8.02(a).

                  "BrassRing Material Adverse Effect" means a material adverse effect (i) on the business, assets, condition (financial or otherwise), prospects or results of operations of BrassRing and its subsidiaries taken as a whole or (ii) on the ability of BrassRing to perform its obligations under this Agreement.

                  "BrassRing Permitted Lien" means (i) any Lien disclosed on
Schedule 4.02(e), (ii) any mechanics', carriers', workmens', repairmens' or other like Lien arising in the ordinary course of business, any Lien arising under any original purchase price conditional sales contract or equipment lease with a third party entered into in the ordinary course of business and any Lien for Taxes that are not due and payable or that may thereafter be paid without penalty and (iii) any other imperfection of title or encumbrance, if any, that does not, individually or in the aggregate, materially impair the continued use of the assets to which it relates in the conduct of the business of BrassRing and its subsidiaries as presently conducted.

                  "BrassRing Preferred Stock" has the meaning set forth in
Section 3.01(c).

                  "Career Services" has the meaning set forth in the preamble to this Agreement.

                  "Career Services Balance Sheet" has the meaning set forth in
Section 4.01(d).

                  "Career Services Benefit Plans" has the meaning set forth in
Section 4.01(q).

                  "Career Services Capital Stock" has the meaning set forth in the first recital to this Agreement.

                  "Career Services Financial Statements" has the meaning set forth in section 4.01(d).

                  "Career Services Material Adverse Effect" means a material adverse effect (i) on the business, assets, condition (financial or otherwise), prospects or results of operations of Career Services and its subsidiaries taken as a whole or (ii) on the ability of Central or Career Services to perform their respective obligations under this Agreement.

                  "Career Services Permitted Lien" means (i) any Lien disclosed on Schedule 4.01(e), (ii) any mechanics', carriers', workmen's, repairmen's or other like Lien arising or incurred in the ordinary course of business, any Lien arising under any original purchase price conditional sales contract or equipment lease with a third party entered into in the ordinary course of business and any Lien for Taxes that are not due and payable or that may thereafter be paid without penalty and (iii) any other imperfection of title or encumbrance, if any, that does not, individually or in the aggregate, materially impair the continued use of the assets to which it relates in the conduct of the business of Career Systems and its subsidiaries as presently conducted.

                  "Central" has the meaning set forth in the preamble to this Agreement.

                  "Central Indemnitee" has the meaning set forth in Section 8.02(b).

                  "Certificates" in as the meaning set forth in Section 3.01(c).

                  "Certificate of Merger" has the meaning set forth in Section 2.03.

                  "Closing" has the meaning set forth in Section 2.02.

                  "Closing Date" means the date on which the Closing occurs.

                  "Closing Working Capital" has the meaning set forth in Section 3.04.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Commonly Controlled Entity" has the meaning set forth in
Section 4.01(q).

                  "Contracts" means sales agreements, customer subscriptions, service contracts, distribution agreements, product warranties, technical assistance or service agreements, and all other written or oral contracts, leases, subleases, licenses, sublicenses, indentures and other commitments, agreements, arrangements and undertakings, and all amendments thereto.

                  "Current Assets" has the meaning set forth in Section 3.04.

                  "Current Liabilities" has the meaning set forth in Section
3.04.

                  "DGCL" means the General Corporation Law of the State of Delaware.

                  "DLJ" means Donaldson, Lufkin & Jenrette Securities
Corporation.

                  "Effective Time" has the meaning set forth in Section 2.03.

                  "Environmental Laws" means all Federal, state and local laws (including common law), regulations, rules, ordinances, codes, decrees, judgements and orders, in each case relating to pollution, protection of the environment, natural resources or human health and safety.

                  "ERISA" has the meaning set forth in Section 4.01(q).

                  "Existing Stockholders' Agreement" has the meaning set forth in the second recital to this Agreement.

                  "GAAP" has the meaning set forth in Section 3.04(d).

                  "Governmental Entity" means any Federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality.

                  "Hazardous Materials" means (i) any petroleum or petroleum products, radon gas, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, and (ii) any chemical, material, substance or waste that is regulated pursuant to any Environmental Law.

                  "HireSystems Business" means the business of conducting a web-based hiring management system for corporate and institutional customers, which business is currently conducted through the HireSystems division of BrassRing.

                  "HireSystems Material Adverse Effect" means a material adverse effect on the business, assets, condition (financial or otherwise), prospects or results of the HireSystems Business.

                  "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                  "indemnified party" has the meaning set forth in Section 8.08(a).

                  "Intellectual Property" has the meaning set forth in Section 4.01(f).

                  "Kaplan" has the meaning set forth in the second recital to this Agreement.

                  "Lien" means any lien, charge, claim, pledge, security interest, security agreement, right to purchase, conditional sale agreement or other title retention agree ment, lease, tenancy, right of occupancy, easement, mortgage, restriction, reservation, reversion, license, option, covenant or other encumbrance (including the filing of, or agreement to give, any financing statement under the Uniform Commercial Code of any jurisdiction).

                  "Losses" has the meaning set forth in Section 8.03(a).

                  "Merger" has the meaning set forth in the first recital to this Agreement.

                  "Merger Consideration" has the meaning set forth in Section 3.01(c).

                  "Notice of Disagreement" has the meaning set forth in Section 3.04(b).

                  "Outside Date" has the meaning set forth in Section 7.01.

                  "Pension Plan" has the meaning set forth in Section 4.01(q).

                  "Permits" means permits, concessions, grants, franchises, licenses, consents, certificates, orders and other authorizations and approvals of any Governmental Entity.

                  "Person" means any individual, corporation, organization, partnership, joint venture, trust, firm, association (whether or not incorporated), Governmental Entity or other entity.

                  "Personal Property" means tangible personal property, including machinery, equipment, computer hardware, tools, business machines, office furniture and fixtures, vehicles, and other tangible personal property.

                  "Pre-Closing Taxes" means Taxes relating to any Pre-Closing Tax Period.

                  "Pre-Closing Tax Period" means all taxable periods (or portions thereof) ending on or before the Closing Date.

                  "Property Taxes" has the meaning set forth in Section 8.02(c).

                  "Real Property" means real property and interests in real property including any buildings, fixtures and other improvements.

                  "Securities Act" means the Securities Act of 1933, as amended from time to time.

                  "Statement" has the meaning set forth in Section 3.04.

                  "Straddle Period" means any taxable period that includes (but does not end on) the Closing Date.

                  "Surviving Corporation" has the meaning set forth in Section 2.01.

                  "Tax" means any tax, governmental fee or other like assessment or charge of any kind whatsoever (including any tax imposed under Subtitle A of the Code and any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, value-added, transfer, franchise, profits, license, withholding tax on amounts paid, payroll, employment, excise, severance, stamp, capital stock, occupation, property, environmental or windfall profit tax, premium, custom, duty or other tax), together with any interest, penalty, addition to tax or additional amount due or imposed by any Governmental Entity responsible for the imposition of any such tax.

                  "Taxing Authority" means any domestic, foreign, Federal, national, state, county or municipal or other local government, any subdivision, agency, commission or authority thereof, or any quasi-governmental body exercising tax regulatory authority.

                  "Tax Return" means all Federal, state, local, provincial and foreign Tax returns, declarations, statements, reports, schedules, forms and information returns, and any amended Tax Return, relating to Taxes.

                  "Third Party Claim" has the meaning set forth in Section 8.08(a).

                  "Transaction Agreements" has the meaning set forth in the second recital to this Agreement.

                  "Transfer Tax" means any transfer, documentary, sales, use, registration, value-added and any other similar Tax (including any applicable real estate transfer tax and real property transfer gains tax) and related amounts (including any interest, penalty, addition to tax or additional amount due, or imposed by any Governmental Entity responsible for the imposition of any such tax).

                  "Tribune" has the meaning set forth in the second recital to this Agreement.

                  "WC Amount" has the meaning set forth in Section 3.04.

                  "Welfare Plan" has the meaning set forth in Section 4.01(q).

                  "Westech" means Westech ExpoCorporation, a California corporation that is a wholly owned subsidiary of Career Services and an indirect wholly owned subsidiary of Central.

                  "Working Capital" has the meaning set forth in Section 3.04.

                  SECTION 1.02. Interpretations. (a) When used in this Agreement, the words "include", "includes" and "including" shall be deemed to be followed by the words "without limitation".

                  (b) Any terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

                  (c) When used in this Agreement, the word "or" is not exclusive.

                  (d) Unless otherwise specified, all references to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles, Sections, Exhibits and Schedules to this Agreement.

                  (e) This Agreement shall be deemed drafted jointly by all the parties hereto and shall not be specifically construed against any party hereto based on any claim that such party or its counsel drafted this Agreement.


                                   ARTICLE II

                                   The Merger

                  SECTION 2.01. The Merger. On the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, Career Services shall be merged with and into BrassRing at the Effective Time (as defined below). At the Effective Time, the separate corporate existence of Career Services shall cease and BrassRing shall continue as the surviving corporation (the "Surviving Corporation").

                  SECTION 2.02. Closing. The closing (the "Closing") of the Merger shall take place at the offices of Cravath, Swaine & Moore, 825 Eighth Avenue, New York, New York 10019 at 10:00 a.m. on the second business day following the satisfaction (or, to the extent permitted by law, waiver by all parties) of the conditions set forth in Section 6.01, or, if on such day any condition set forth in Section 6.02 or 6.03 has not been satisfied (or, to the extent permitted by applicable law, waived by the party or parties entitled to the benefits thereof), as soon as practicable after all the conditions set forth in Article VI have been satisfied (or, to the extent permitted by applicable law, waived by the parties entitled to the benefits thereof), or at such other place, time and date as shall be agreed in writing between BrassRing and Central.

                  SECTION 2.03. Effective Time. Prior to the Closing, BrassRing shall prepare, and on the Closing Date or as soon as practicable thereafter BrassRing shall file (i) with the Secretary of State of the State of Delaware, a certificate of merger or other appropriate documents (in any such case, the "Certificate of Merger") executed in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL and (ii) with the Arizona Corporation Commission, articles of merger or other appropriate documents (in any such case, the "Articles of Merger") executed in accordance with the relevant provisions of the ABCA and shall make all other filings and or recordings take all such other actions required under the ABCA. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Delaware Secretary of State or at such subsequent time as shall be stated in the Certificate of Merger (the "Effective Time").

                  SECTION 2.04. Effects. The Merger shall have the effects set forth in Section 259 of the DGCL and Section 10-1106 of the ABCA.

                  SECTION 2.05. Certificate of Incorporation and By-Laws. (a) The Restated Certificate of Incorporation of BrassRing as in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

                  (b) The By-Laws of BrassRing as in effect immediately prior to the Effective Time shall be the By-Laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

                  SECTION 2.06. Directors. The directors of BrassRing immediately following the Effective Time shall be as set forth in the Amended Stockholders' Agreement, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                  SECTION 2.07. Officers. The officers of BrassRing immediately prior to the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be; provided that, immediately following the Effective Time, BrassRing shall cause Jonathan N. Grayer to resign as Chief Executive Officer of BrassRing and Joan Sills to become the Chief Executive Officer of the Surviving Corporation.

                                   ARTICLE III

                       Effect on the Capital Stock of the
               Constituent Corporations; Exchange of Certificates;
                       Adjustment to Merger Consideration

                  SECTION 3.01. Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Career Services Capital Stock or any shares of capital stock of
BrassRing:

                  (a) Capital Stock of BrassRing. Each issued and outstanding share of capital stock of BrassRing shall remain outstanding and unaffected by the Merger.

                  (b) Cancelation of Treasury Stock. Each share of Career Services Capital Stock that is owned by Career Services shall automatically be canceled and shall cease to exist, and no BrassRing capital stock or other consideration shall be delivered in exchange therefor.

                  (c) Conversion of Career Services Capital Stock. Subject to
Section 3.01(b), all outstanding shares of Career Services Capital Stock, in the aggregate, shall be converted into the right to receive, in the aggregate, (i) 9,877,280 shares of Common Stock of BrassRing, par value $0.0001 per share, (the "BrassRing Common Stock") and (ii) 3,896,645 shares of Series B Convertible Preferred Stock of BrassRing, par value $0.0001 per share (the "BrassRing Preferred Stock") (collectively, the "Merger Consideration"). As of the Effective Time, all such shares of Career Services Capital Stock shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and the holders of certificates ("Certificates") which immediately prior to the Effective Time represented any such shares of Career Services Capital Stock shall cease to have any rights with respect thereto, except (i) the collective right to receive the Merger Consideration upon surrender of all such Certificates in accordance with Section 3.02, without interest, and (ii) as provided in Section 3.04.

                  SECTION 3.02. Transactions to be Effected at the Closing. Promptly following the Effective Time, (a) Central shall deliver to BrassRing 100% of the Certificates formerly representing all outstanding shares of Career Services Capital Stock, together with such other documents as may reasonably be required by BrassRing to evidence such surrender, and (b) BrassRing shall deliver to Central the number of shares of BrassRing Common Stock and BrassRing Preferred Stock payable to Central pursuant to Section 3.01. Delivery of the Career Services Capital Stock shall be effected, and risk of loss and title to the Certificates shall pass only upon delivery of such Certificates to BrassRing.

                  SECTION 3.03. No Further Ownership Rights in Career Services Capital Stock. The Merger Consideration issued (and paid) in accordance with the terms of this

Article III upon conversion of any shares of Career Services Capital Stock shall be deemed to have been issued (and paid) in full satisfaction (except as provided in Section 3.04 below) of all rights pertaining to such shares and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of shares of Career Services Capital Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Certificates are presented to the Surviving Corporation for any reason, they shall be automatically canceled and cease to exist.

                  SECTION 3.04. Working Capital Adjustment to the Merger Consideration. (a) Within 60 days after the Closing Date, BrassRing shall prepare and deliver to Central a statement (the "Statement"), certified by an officer of BrassRing, setting forth Working Capital (as defined in Section 3.04(d)) as of the close of business on the Closing Date ("Closing Working Capital"). At BrassRing's option, a physical inventory shall be conducted by Career Services consistent with past practice on or before the Closing Date for the purpose of preparing the Statement, and each of Central and BrassRing and their respective independent auditors shall have the right to observe the taking of such physical inventory. Any costs or expenses incurred by the Surviving Corporation in connection with such taking of physical inventory shall be shared equally by Central and BrassRing.

                  (b) During the 30-day period following Central's receipt of the Statement, Central and its independent auditors shall be permitted to review the working papers relating to the Statement. The Statement shall become final and binding upon the parties on the 30th day following delivery thereof, unless Central gives written notice of its disagreement with the Statement (a "Notice of Disagreement") to BrassRing prior to such date. Any Notice of Disagreement shall (i) specify in reasonable detail the nature of any disagreement so asserted, (ii) only include disagreements based on mathematical errors or based on Closing Working Capital not being calculated in accordance with this Section
3.04 and (iii) be accompanied by a certificate of Central's independent auditors that they concur with each of the positions taken by Central in the Notice of Disagreement. If a Notice of Disagreement is received by BrassRing in a timely manner, then the Statement (as revised in accordance with this sentence) shall become final and binding upon Central and BrassRing on the earlier of (A) the date Central and BrassRing resolve in writing any differences they have with respect to the matters specified in the Notice of Disagreement or (B) the date any disputed matters are finally resolved in writing by the Accounting Firm (as defined below). During the 30-day period following the delivery of a Notice of Disagreement, Central and BrassRing shall seek in good faith to resolve in writing any differences that they may have with respect to the matters specified in the Notice of Disagreement. During such period BrassRing and its auditors shall have access to the working papers of Central's auditors prepared in connection with their certification of the Notice of Disagreement. At the end of such 30-day period, Central and BrassRing shall submit to an independent accounting firm (the "Accounting Firm") for arbitration any and all matters that remain in dispute and which were properly included in the Notice of Disagreement. The Accounting Firm shall be the Washington D.C. office of PriceWaterhouseCoopers LLP located at 1301 K Street or, if such firm is unable or unwilling to act, such other nationally recognized independent public accounting firm as shall be agreed upon by BrassRing and Central in writing. Judgment may be entered upon the determination of the Accounting Firm in any court having jurisdiction over the party against which such determination is to be enforced. The cost of any arbitration (including the fees and expenses of the Accounting Firm and reasonable attorney fees and expenses of the parties) pursuant to this Section
3.04 shall be borne by BrassRing and Central in inverse proportion as they may prevail on disputed amounts resolved by the Accounting Firm, which proportionate allocations shall also be determined by the Accounting Firm at the time the determination of the Accounting Firm is rendered on the merits of the matters submitted. The fees and disbursements of Central's independent auditors incurred in connection with their review of the Statement and certification of any Notice of Disagreement shall be borne by Central, and the fees and disbursements of BrassRing's independent auditors incurred in connection with their review of the Statement and any Notice of Disagreement shall be borne by BrassRing.

                  (c) The Merger Consideration shall be increased by the amount by which Closing Working Capital exceeds zero (the "WC Amount"), and the Merger Consideration shall be decreased by the amount by which Closing Working Capital is less than the WC Amount (the Merger Consideration as so increased or decreased shall hereinafter be referred to as the "Adjusted Merger Consideration"). If the Adjusted Merger Consideration is a positive amount, BrassRing shall, and if the Adjusted Merger Consideration is a negative amount, Central shall, within 10 business days after the Statement becomes final and binding on the parties, make payment by wire transfer in immediately available funds of the amount of such difference, together with interest thereon at a rate equal to the rate of interest from time to time announced publicly by Citibank, N.A. as its prime rate, calculated on the basis of the actual number of days elapsed divided by 365, from the Closing Date to the date of payment.

                  (d) The term "Working Capital" means Current Assets minus Current Liabilities. The terms "Current Assets" and "Current Liabilities" mean the consolidated current assets and consolidated current liabilities, respectively, of Career Services and its consolidated subsidiaries, calculated in accordance with United States generally accepted accounting principles ("GAAP").

                  (e) Following the Closing, BrassRing shall not take any action with respect to the accounting books and records of Career Services or Westech on which the Statement is to be based that would obstruct or prevent the preparation of the Statement and the determination of Closing Working Capital as provided in this Section 3.04. During the period of time from and after the date of delivery of the Statement to Central through the resolution of any adjustment to the Merger Consideration contemplated by this Section 3.04, BrassRing shall afford to Central and any accountants, counsel or financial advisers retained by Central in connection with any adjustment to the Merger Consideration contemplated by this Section 3.04 reasonable access during normal business hours to the books and records of Career Services (if within the control of BrassRing) to the extent relevant to the adjustment contemplated by this Section 3.04.

                                   ARTICLE IV

                         Representations and Warranties

                  SECTION 4.01. Representations and Warranties of Central and Career Services. Each of Central and Career Services hereby represents and warrants to BrassRing as follows:

                  (a) Organization, Standing and Power. Each of Central, Career Services and Westech is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each of Career Services and Westech has full corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its property and assets and carry on its business as presently conducted. Each of Career

Services and Westech is duly qualified to do business as a foreign corporation in each jurisdiction in which it is required to qualify. Central has delivered to BrassRing true and complete copies of the Certificate of Incorporation and By-Laws of each of Central, Career Services and Westech, each as amended to the date of this Agreement. The stock certificate and transfer books and the minute books of Career Services and Westech (which have been made available for inspection by BrassRing prior to the date hereof) are true and complete.

                  (b) Authority; Execution and Delivery; Enforceability. Each of Central and Career Services has full power and authority to execute this Agreement and each of the other Transaction Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery by each of Central and Career Services of this Agreement and each of the other Transaction Agreements to which it is a party and the consummation by each of Central and Career Services of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of each of Central and Career Services, and no other corporate proceedings on the part of each of Central, Career Services and Westech are necessary to authorize this Agreement or any of the other Transaction Agreements to which Central or Career Services, as the case may be, is a party or the consummation of the transactions contemplated hereby or thereby. No state takeover statute or similar statute or regulation applies or purports to apply to Central, Career Services or Westech with respect to this Agreement and the other Transaction Agreements, the Merger, or the other transactions contemplated hereby or thereby. Each of Central and Career Services has duly executed and delivered this Agreement and, prior to the Closing, each of Central and Career Services will have duly executed and delivered each other Transaction Agreement to which it is a party. This Agreement constitutes, and each other Transaction Agreement to which Central or Career Services is a party will, upon the Closing, constitute, a legal, valid and binding obligation of Central or Career Services, as the case may be, enforceable against Central or Career Services, as the case may be, in accordance with its terms.

                  (c) No Conflicts; Consents. Except as disclosed on Schedule 4.01(c), the execution and delivery by each of Central and Career Services of this Agreement and each of the other Transaction Agreements to which it is a party does not, and the consummation of the Merger and the other transactions contemplated hereby and thereby and the compliance by each of Central and Career Services with the terms hereof and thereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or the loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of Career Services or Westech under, any provision of (i) the Certificate of Incorporation or By-Laws of Central, Career Services or Westech as the case may be, (ii) any Contract to which Central, Career Services or Westech is a party or by which any of their respective properties or assets is bound or (iii) any judgment, order or decree, or statute, law, ordinance, rule or regulation, applicable to Central, Career Services or Westech or any of their respective properties or assets. No consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by or with respect to any of Central, Career Services or Westech in connection with the execution, delivery and performance of this Agreement or any of the other Transaction Agreements to which it is a party or the consummation of the Merger and the other transactions contemplated hereby and thereby, other than (i) compliance with, and filings under, the HSR Act, if required, and (ii) filings with the Secretary of State of the State of Delaware and the Arizona Corporation Commission in connection with the Merger, including the filing of a Certificate of Merger and the Articles of Merger.

                  (d) Financial Statements. Schedule 4.01(d) sets forth (i) the unaudited balance sheet of Career Services and its subsidiaries as of December 26, 1999 (the "Career Services Balance Sheet") and (ii) unaudited statements of operations of Career Services and its subsidiaries for the fiscal year ended December 26, 1999 (collectively, the "Career Services Financial Statements"). The Career Services Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be otherwise indicated on Schedule 4.01(d)) and fairly present in all respects the financial position of Career Services and its subsidiaries as of the dates thereof and the results of the operations of Career Services and its subsidiaries for the periods then ended.

                  (e) Assets Other than Real Property Interests. Except as disclosed on Schedule 4.01(e), each of Career Services and Westech have good and valid title to all its assets, in each case free and clear of all Liens, except Career Services Permitted Liens. This Section 4.01(e) does not relate to Intellectual Property, which is exclusively the subject of Section 4.01(f), or Real Property, which is exclusively the subject of Section 4.01(p).

                  (f) Intellectual Property. Career Services or Westech owns, possesses, licenses or has rights to use without the consent of any Person all trademarks and service marks and applications and registrations therefor, Internet domain names, trade names, copyrights, licenses, inventions, software, technology, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other intellectual property (collectively, "Intellectual Property") necessary for the conduct of the businesses of Career Services and Westech as now conducted. Schedule 4.01(f) sets forth a true and complete list (excluding software and trade secrets) of all material Intellectual Property of Career Services and Westech and agreements relating thereto. Neither Career Services nor Westech has filed any U.S. or foreign patent application, and does not own any issued patent. Except as disclosed on Schedule 4.01(f), (i) to the knowledge of Central and/or Career Services, there is no infringement, misappropriation or violation by any Person of Intellectual Property of Career Services or Westech,
(ii) there is no pending or, to the knowledge of Central and/or Career Services, threatened action, suit, proceeding or claim by any Person challenging the rights of Career Services or Westech in or to any Intellectual Property of Career Services or Westech, and neither Central nor Career Services is aware of any facts which would form a reasonable basis for any such claim, (iii) there is no pending or, to the knowledge of Central and/or Career Services, threatened action, suit, proceeding or claim by any Person challenging the validity or scope of any Intellectual Property of Career Services or Westech, and neither Central nor Career Services is aware of any facts which would form a reasonable basis for any such claim, and (iv) there is no pending or, to the knowledge of Central and/or Career Services, threatened action, suit, proceeding or claim by any Person that Career Services or Westech infringes, misappropriates or otherwise violates any proprietary rights of any Person, and neither Central nor Career Services is aware of any other fact which would form a reasonable basis for any such claim. True and correct copies of all material licenses and other material agreements between Central, Career Services, Westech or any of their Affiliates and any other third parties, in each case relating to the Intellectual Property of Career Services or Westech, and all amendments and supplements thereto, have been provided to BrassRing.

                  (g)  Contracts.

                  (i) Except as disclosed on Schedule 4.01(g)(i), none of Central, Career Services or Westech, nor any of their Affiliates, is a party to, or bound by, any Contract that is used, held for use or intended to be used primarily in connection with, or that arises primarily out of, the business, properties or assets of Career Services or Westech and that is:

                             (A) a written employment agreement or employment
                   Contract;

                             (B) a collective bargaining agreement or other
                   Contract with any labor organization, union or association;

                             (C) a covenant not to compete;

                             (D) a Contract with (1) any stockholder of Central
                   or any of its Affiliates or (2) any officer or employee of Central or any of its Affiliates (other than employment agreements and employment Contracts described in clause (A) above);

                             (E) a lease, sublease or similar Contract with any
                   Person under which Central, Career Services, Westech or any of their Affiliates is a lessor or sublessor of, or makes available for use to any Person, (1) any Real Property occupied by Central, Career Services, Westech or any of their Affiliates or (2) any portion of any premises occupied by Central, Career Services, Westech or any of their Affiliates;

                             (F) a lease, sublease or similar Contract with any
                   Person under which Central, Career Services, Westech or any of their Affiliates is a lessor or sublessor of, or makes available for use to any Person, any Personal Property that is used, held for use or intended to be used primarily in connection with, or that arises primarily out of, the business, properties or assets of Career Services or Westech;

                             (G) (1) a continuing Contract for the purchase of
                   materials, supplies or equipment, (2) a Contract for management, service, consulting or similar services or (3) a Contract for advertising services, in each case that is material to the business of Career Services or Westech;

                            (H) (1) a Contract under which Central, Career
                  Services, Westech or any of their Affiliates has borrowed any money from, or issued any note, bond, debenture or other evidence of indebtedness to, any Person or (2) any other note, bond, debenture or other evidence of indebtedness issued by Central, Career Services, Westech or any of their Affiliates to any Person;

                            (I) a Contract (including any so-called take-or-pay
                  or keepwell agreement) under which (1) any Person has, directly or indirectly, guaranteed indebtedness, liabilities or obligations of Central, Career Services, Westech or any of their Affiliates or (2) Central, Career Services, Westech or any of their Affiliates has, directly or indirectly, guaranteed indebtedness, liabilities or obligations of any other Person (in each case other than endorsements for the purpose of collection in the ordinary course of business);

                            (J) a Contract under which Central, Career Services,
                  Westech or any of their Affiliates has, directly or indirectly, made any advance, loan, extension of credit or capital contribution to, or other investment in, any Person (other than extensions of trade credit in the ordinary course of business);

                            (K) a Contract providing for indemnification of any
                  Person with respect to liabilities relating to Career Services or Westech (other than in the ordinary course of business);

                            (L) a power of attorney (other than a power of
                  attorney given in the ordinary course of business with respect to routine Tax matters);

                            (M) a Contract not made in the ordinary course of
                  business;

                            (N) a confidentiality agreement, other than in the
                  ordinary course of business;

                            (O) a Contract (including a purchase order)
                  involving payment by Central, Career Services, Westech or any of their Affiliates of more than $125,000 or extending for a term more than

                  180 days from the date of this Agreement, other than purchase orders entered into in the ordinary course of business prior to the date of this Agreement and purchase orders entered into in the ordinary course of business after the date of this Agreement and not in violation of this Agreement;

                            (P) a Contract (including a sales order) involving
                  the obligation of Central, Career Services, Westech or any of their Affiliates to deliver products or services for payment of more than $125,000 or extending for a term more than 180 days from the date of this Agreement, other than subscriptions for products or services sold in the ordinary course of business prior to the date of this Agreement and other than for products or services entered into in the ordinary course of business after the date of this Agreement and not in violation of this Agreement;

                            (Q) a Contract with, or license or Permit granted by
                  or from, any Governmental Entity;

                            (R) a Contract providing for the services of any
                  dealer, distributor, non-employee sales representative, franchisee or similar representative involving the payment by Central, Career Services, Westech or any of their Affiliates of more than $125,000;

                            (S) a Contract granting a Lien upon any assets or
                  property of Career Services or Westech, other than a Career Services Permitted Lien;

                            (T) a Contract for the sale of any assets or
                  property of Career Services or Westech or the grant of any preferential rights to purchase any assets or property of Career Services or Westech or requiring the consent of any party to the transfer of any assets of property of Career Services or Westech;

                            (U) any other Contract that has an aggregate future
                  liability to any Person (other than BrassRing) in excess of $125,000; or

                            (V) a Contract other than as described above to
                  which BrassRing, Kaplan, Tribune, Accel or any of their Affiliates is a party or by which BrassRing, Kaplan, Tribune, Accel or any of their Affiliates or any of their respective properties or assets is bound, in each case that is material to the business of Career Services or Westech or the use of any of the assets of property of Career Services or Westech.

                  (ii) Except as disclosed on Schedule 4.01(g)(ii), each Contract identified on Schedule 4.01(g)(i) is valid, binding and in full force and effect and is enforceable by Career Services or Westech in accordance with its terms. Except as disclosed on Schedule 4.01(g)(ii), Central, Career Services or Westech as the case may be, has performed all obligations required to be performed by it under all Contracts to which Career Services or Westech is a party or by which it or any of its or their properties or assets are bound, and none of Central, Career Services or Westech has taken any actions that are in conflict with, or that would result in any violation of, or default (with or without notice or lapse of time, or both) under, any such Contract, and, to the knowledge of Central and/or Career Services, no other party to any such Contract has taken any action that is in conflict with, or that would result in any violation of, or default (with or without notice or lapse of time, or both) under, such Contract. None of Central, Career Services or Westech has, except as disclosed on Schedule 4.01(g)(ii), received any written or oral notice of the intention of any party to terminate any Contract listed on
         Schedule 4.01(g)(i). Complete and correct copies of all Contracts listed on Schedule 4.01(g)(i), together with all amendments thereto, have been made available to BrassRing.

                  (h) Permits. Schedule 4.01(h) sets forth all Permits issued or granted to Career Services or Westech by Governmental Entities that are necessary or desirable for the conduct of the business of Career Services. Except as disclosed on Schedule 4.01(h), (i) to the knowledge of Central and/or Career Services, all such Permits are validly held by Career Services or Westech, and each of Career Services and Westech, as applicable, has complied in all respects with the terms and conditions thereof, (ii) since January 1, 1999, none of Central, Career Services or Westech has received any written notice of any suit, action or proceeding relating to the revocation or modification of any such Permits, and (iii) to the knowledge of Central and/or Career Services, none of such Permits will be subject to suspension, modification, revocation or nonrenewal as a result of the execution and delivery of this Agreement or any of the other Transaction Agreements or the consummation of the transactions contemplated hereby and thereby. Career

Services and Westech possess all Permits to own or hold under lease and operate their respective assets and to conduct their businesses as currently conducted.

                  (i) Accounts Receivable. All the accounts receivable of Career Services and Westech (a) represent actual indebtedness incurred by the applicable account debtors and (b) have arisen from bona fide transactions in the ordinary course of business of Career Services or Westech, as the case may be. To the knowledge of Central and/or Career Services, all such accounts receivable are good and collectible at the aggregate recorded amounts thereof, net of any applicable reserves for doubtful accounts reflected in the Career Services Financial Statements. Since the date of the Career Services Financial Statements, there have not been any write-offs as uncollectible of any customer accounts receivable of Career Services or Westech, except for write-offs in the ordinary course of the business of Career Services or Westech and consistent with past practice.

                  (j) Insurance. Career Services and Westech maintain policies of fire and casualty, liability and other forms of insurance that cover their respective businesses and assets in such amounts, with such deductibles and against such risks and losses as are, in the judgment of each of Central and Career Services, reasonable for the business and assets of Career Services and Westech. The insurance policies maintained with respect to Career Services and Westech and their assets and properties are disclosed on Schedule 4.01(j). All such policies are in full force and effect, all premiums due and payable thereon have been paid (other than retroactive or retrospective premium adjustments that are not yet, but may be, required to be paid with respect to any period ending prior to the Closing Date, and no notice of cancelation or termination has been received with respect to any such policy which has not been replaced on substantially similar terms prior to the date of such cancelation. To the knowledge of Central and/or Career Services, the activities and operations of Career Services and Westech have been conducted in a manner so as to conform in all material respects to all applicable provisions of such insurance policies.

                  (k) Taxes. Except as set forth in Schedule 4.01(k),

                  (i) (A) Career Services and Westech, and any affiliated group, within the meaning of Section 1504 of the Code, of which Career Services or Westech is or has been a member, has filed or caused to be filed in a timely manner (within any applicable extension periods) all material Tax Returns required to be filed by the Code or by applicable state, local or foreign tax laws, (B) all material Taxes with respect to taxable periods covered by such Tax Returns, and all other Taxes for which Career Services or Westech is or might otherwise be liable have been timely paid in full or will be timely paid in full by the due date thereof and the most recent financial statements for Career Services and Westech reflect an adequate reserve for all Taxes payable by Career Services and Westech for all taxable periods and portions thereof through the date of such financial statements, and (C) there are no material Liens for Taxes with respect to any of the assets or properties of Career Services or Westech.

                  (ii) No Tax Return of Career Services or Westech has ever been examined by the Internal Revenue Service. No material Tax Return of Career Services, Westech or any affiliated group of which Career Services or Westech is currently or has ever been a member is under audit or examination by any Taxing Authority, and no written or unwritten notice of such an audit or examination has been received by Career Services or Westech.

                  (iii) Each material deficiency resulting from any audit or examination relating to Taxes of Career Services or Westech by any Taxing Authority has been timely paid. No material issues relating to Taxes of Career Services or Westech were raised by the relevant Taxing Authority in any completed audit or examination that can reasonably be expected to recur in a later taxable period. The relevant statute of limitations is closed with respect to the Federal income Tax Returns of Career Services, Westech and any affiliated group of which Career Services or Westech has ever been a part for all years through December 31, 1995. Career Services and Westech have made available to BrassRing documents setting forth the dates of the most recent audits or examinations of Career Services, Westech or any affiliated group of which Career Services or Westech has ever been a member by any Taxing Authority in respect of Federal, foreign and material state and local Taxes for all taxable periods for which the statute of limitations has not yet expired.

                  (iv) Career Services and Westech are not parties to or bound by any tax sharing agreement, tax indemnity obligation or similar agreement, arrangement or practice with respect to Taxes (including any advance pricing agreement, closing agreement or other agreement relating to Taxes with any Taxing Authority).

                  (v) Career Services and Westech shall not be required to include in a taxable period ending after the Closing Date taxable income attributable to income that accrued in a prior taxable period but was not recognized in any prior taxable period as a result of the installment method of accounting, the long-term contract method of accounting, the cash method of accounting or Section 381 of the Code or any comparable provision of state, local, or foreign Tax law, or for any other reason.

                  (vi) None of Career Services, Westech, Central nor any of their Affiliates has taken any action or has any knowledge of any fact or circumstance that is reasonably likely to prevent the transactions contemplated hereby, including the Merger, from qualifying as a reorganization within the meaning of Section 368(a)(1)(A) of the Code.

                  (vii) (A) neither Central nor any of its Affiliates has made with respect to Career Services, Westech or any property held by Career Services or Westech, any consent under Section 341 of the Code, (B) no property of Career Services or Westech is "tax exempt use property" within the meaning of Section 168(h) of the Code, (C) Career Services and Westech are not parties to any lease made pursuant to Section 168(f)(8) of the Internal Revenue Code of 1954, and (D) none of the assets of Career Services or Westech is subject to a lease under
         Section 7701(h) of the Code or under any predecessor section thereof.

                  (viii) (A) there are no outstanding agreements or waivers extending, or having the effect of extending, the statutory period of limitation applicable to any material Tax returns required to be filed with respect to Career Services or Westech, (B) neither Career Services, Westech, nor any affiliated group, within the meaning of
         Section 1504 of the Code, of which Career Services or Westech is or has been a member, has requested any extension of time within which to file any material Tax return, which return has not yet been filed, and (C) no power of attorney with respect to any Taxes has been executed or filed with any Taxing Authority by or on behalf of Career Services or Westech.

                  (ix) Central is not a "foreign person" within the meaning of Section 1445 of the Code.

                  (l) Absence of Certain Changes or Events. Except as disclosed on Schedule 4.01(l), from the date of the most recent Career Services Financial Statements to the date of this Agreement, each of Central and Career Services has conducted the business of Career Services and its subsidiaries only in the ordinary course, and during such period there has not been:

                  (i) any event, change, effect or development that has had or could reasonably be expected to have a Career Services Material Adverse Effect;

                  (ii) (A) any granting by Central, Career Services, Westech or any of their Affiliates to any employee of Career Services or Westech, of any increase in compensation, except in the ordinary course of business consistent with past practice or as was required under employment agreements in effect as of the date of the most recent Career Services Financial Statements, (B) any granting by Central, Career Services, Westech or any of their Affiliates to any employee of Career Services or Westech of any increase in severance or termination pay, except as was required under any employment, severance or termination agreements in effect as of the date of the Career Services Financial Statements or (C) any entry by Central, Career Services, Westech or any of their Affiliates with any employee of Career Services or Westech into any employment, severance or termination agreement;

                  (iii) any change in accounting methods, principles or practices by Central, Career Services or Westech materially affecting the business, properties or assets of Career Services or Westech, except insofar as may have been required by a change in generally accepted accounting principles;

                  (iv) any elections by Central, Career Services or Westech with respect to Taxes directly relating to the business, properties or assets of Career Services or Westech or settlement or compromise by Central, Career Services or Westech of any Tax liability or refund directly relating to the business, properties or assets of Career Services or Westech; or

                  (v) any declaration, setting aside or payment of any dividends, distributions or other amounts (whether in cash, stock or property) with respect to any shares of Career Services Capital Stock or capital stock of Westech.

                  (m) Proceedings. Except as disclosed on Schedule 4.01(m), there is no suit, action or proceeding pending or, to the knowledge of Central and/or Career Services, threatened, against or affecting Career Services or Westech or any of their assets or relating to the transactions contemplated by this Agreement, nor is there any judgment, order or decree outstanding against or affecting Career Services or Westech or their assets. Except as disclosed on
Schedule 4.01(m), there are no suits, actions or proceedings initiated by Central, Career Services, Westech or any of their Affiliates or that Central, Career Services, Westech or any of their Affiliates intends to initiate, against any other Person arising out of the conduct of Career Services or Westech. Except as disclosed on Schedule 4.01(m), to the knowledge of Central and/or Career Services, there is no pending or threatened investigation of the conduct of the business or relating to any of the assets of Career Services or Westech.

                  (n) Compliance with Laws.

                  (i) Except as disclosed on Schedule 4.01(n)(i), each of Career Services and Westech are in compliance in all material respects with all applicable laws, ordinances, rules and regulations, relating to the business or any of the assets of Career Services and its subsidiaries including those laws, ordinances, rules and regulations relating to occupational health and safety. Except as disclosed on Schedule 4.01(n)(i), none of Central, Career Services or Westech has received any written communication since January 1, 1997, from any Governmental Entity that alleges that Career Services or Westech is not in compliance in any respect with any law, ordinance, rule or regulation applicable to Career Services or Westech. None of Central, Career Services or Westech has received any written notice that any investigation or review by any Governmental Entity with respect to Career Services or Westech is pending or that any such investigation or review is contemplated. This Section 4.01(n)(i) does not relate to matters with respect to Taxes, which are the subject of Section 4.01(k), or with respect to environmental matters, which are the subject of Section 4.01(n)(ii).

                  (ii) Except as disclosed in Schedule 4.01(n)(ii), Career Services and Westech are in compliance in all material respects with all applicable Environmental

         Laws, and Career Services and Westech have, and are in compliance with, all environmental Permits necessary for the conduct of their businesses, which permits are listed on Schedule 4.01(n)(ii). Except as disclosed in Schedule 4.01(n)(ii), none of Central, Career Services or Westech has received any written communication since January 1, 1997 from any Governmental Entity or person that alleges that Career Services or Westech is in violation of, or subject to liability under, any Environmental Law. Except as disclosed in Schedule 4.01(n)(ii), none of Central, Career Services or Westech has released, generated, treated, stored, disposed of or transported Hazardous Materials, or arranged for any such activities, in a manner that could reasonably likely (i) result in any remedial or investigative action on the part of Career Services or Westech, or (ii) form the basis of any claim against Career Services or Westech or, to the knowledge of Central and/or Career Services, against any person or entity whose liability Career Services or Westech has or may have retained or assumed either contractually or by operation of law.

                  (o) Labor Agreements and Actions. Neither Career Services nor Westech is bound by, or subject to, any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of Central and/or Career Services, sought to represent any of the employees, representatives or agents of Career Services or Westech. There is no strike or other labor dispute involving Career Services or Westech pending, or, to the knowledge of Central and/or Career Services, threatened, nor are Central and Career Services aware of any labor organization activity involving the employees of Career Services or Westech. Neither Central nor Career Services is aware that any employee of Career Services or Westech intends to terminate his or her employment with Career Services or Westech and none of Central, Career Services or Westech has a present intention to terminate the employment of any employee of Career Services or Westech. Career Services and Westech have complied with all applicable Federal and state equal employment opportunity laws and with other laws related to employment.

                  (p) Real Property. Neither Career Services nor Westech owns any Real Property, and any Real Property held under lease by Career Services or Westech is held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such

         Real Property by Career Services and/or Westech, as the case may be. Career Services and Westech enjoy peaceful and undisturbed possession under all material leases.

                  (q)  Benefit Plans.

                  (i) Schedule 4.01(q) contains a list and a brief description of each "employee pension benefit plan" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (a "Pension Plan"), "employee welfare benefit plan" (as defined in Section 3(1) of ERISA) (a "Welfare Plan"), and each other plan, arrangement or policy (written or oral) relating to stock options, stock purchases, compensation, deferred compensation, severance, fringe benefits or other employee benefits, in each case maintained or contributed to, or required to be maintained or contributed to, by Career Services, Westech or any other person or entity that, together with Career Services, is or was treated as a single employer under Section 414(b), (c), (m) or (o) of the Code (each, together with Career Services and Westech, a "Commonly Controlled Entity") for the benefit of any present or former officers, employees, agents, directors or independent contractors of Career Services (all the foregoing being herein called "Career Services Benefit Plans").

                  (ii) Career Services has delivered to BrassRing true, complete and correct copies of (A) each Career Services Benefit Plan (or, in the case of any unwritten Career Services Benefit Plans, descriptions thereof), (B) the most recent annual report on Form 5500 (including all schedules and attachments thereto) filed with the Internal Revenue Service with respect to each Career Services Benefit Plan (if any such report was required by applicable law), (C) the most recent summary plan description (or similar document) for each Career Services Benefit Plan for which such a summary plan description is required by applicable law or was otherwise provided to plan participants or beneficiaries and (D) each trust agreement and insurance or annuity contract or other funding or financing arrange ment relating to any Career Services Benefit Plan.

                  (iii) To the knowledge of Central and/or Career Services, (A) each such Form 5500 and each such summary plan description (or similar document) was as of its date and is true, complete and correct in all material respects, (B) each Career Services Benefit Plan has been administered in all material respects in accordance with its terms, (C) Career Services and all the Career Services Benefit Plans are in compliance in all material respects with the applicable provisions of ERISA, the Code, all other applicable laws and the terms of all applicable collective bargaining agreements, (D) all reports, returns and similar documents with respect to the Career Services Benefit Plans required to be filed with any Governmental Entity or distributed to any Career Services Benefit Plan participant have been duly and timely filed or distributed and, to the knowledge of Central and/or Career Services, all reports, returns and similar documents actually filed or distributed were true, complete and correct in all material respects, and (E) there are no investigations by any Governmental Entity, termination proceedings or other claims (except routine claims for benefits payable under the Career Services Benefit Plans) or proceedings against or involving any Career Services Benefit Plan or asserting any rights to or claims for benefits under any Career Services Benefit Plan that could give rise to any material liability, and there are not any facts or circumstances that could give rise to any liability in the event of any such investigation, claim or Proceeding.

                  (iv) Each Pension Plan that is intended to be qualified under Code Section 401(a) has been the subject of a determination letter from the Internal Revenue Service to the effect that such Pension Plan is qualified and the related trust is exempt from Federal income taxes under Sections 401(a) and 501(a), respectively, of the Code; no such determination letter has been revoked, and, to the knowledge of Central and/or Career Services, revocation has not been threatened; and each such plan has not been amended since the effective date of its most recent determination letter in any respect that might adversely affect its qualification, materially increase its cost or require security under Section 307 of ERISA. Career Services has delivered to BrassRing a copy of the most recent determination letter received with respect to each such Pension Plan for which such a letter has been issued, as well as a copy of any pending application for a determination letter. Career Services has also provided to BrassRing a list of all amendments to such plans as to which a favorable determination letter has not yet been received. No event has occurred that could subject any Career Services Benefit Plan to tax under Section 511 of the Code.

                  (v) Schedule 4.01(q) discloses whether: (1) any "prohibited transaction" (as defined in Section 4975 of the Code or Section 406 of ERISA) has occurred that involves the assets of any Career Services Benefit Plan; (2) any prohibited transaction has occurred that could subject Career Services, Westech or any of their employees, or, to the knowledge of Career Services and/or Central, a trustee, administrator or other fiduciary of any trust created under any Career Services Benefit Plan to the tax or penalty on prohibited transactions imposed by Section 4975 of ERISA or the sanctions imposed under Title I of ERISA; (3) any of the Career Services Benefit Plans has been terminated or has been the subject of a "reportable event" (as defined in Section 4043 of ERISA and the regulations thereunder); and (4) Career Services, Westech, and to the best knowledge of Career Services and/or Westech, any trustee, administrator or other fiduciary of any Benefit Plan or any agent of any of the foregoing has engaged in any transaction or acted in a manner that could, or failed to act so as to, subject Career Services, Westech or any trustee, administrator or other fiduciary to any liability for breach of fiduciary duty under ERISA or any other applicable law.

                  (vi) No Commonly Controlled Entity has incurred any liability to a Pension Plan (other than for contributions not yet due) or to the Pension Benefit Guaranty Corporation other than for the payment of premiums not yet due), which liability has not been fully paid as of the date hereof.

                  (vii) No Common Controlled Entity has (a) engaged in a transaction described in Section 4069 of ERISA that could subject Career Services to liability at any time after the date hereof or (b) acted in a manner that could, or failed to act so as to, result in fines, penalties, taxes or related changes under (x) Section 502(c)(i) or (1) of ERISA, (y) Section 4071 of ERISA or (z) Chapter 43 of the Code.

                  (viii) No Commonly Controlled Entity has contributed to a "multiemployer plan" (as defined in Section 4001(a)(e) of ERISA) since January 1, 1995.

                  (ix) The list of Welfare Plans in Schedule 4.01(q) discloses whether each Welfare Plan is (i) unfunded, (ii) funded through a "welfare benefit fund", as such term is defined in Section 419(e) of the Code, or other funding mechanism or (iii) insured. Each such Welfare Plan may be amended or terminated without material liability to Career Services or Westech at any time after the Closing Date. Career

         Services and its subsidiaries comply with the applicable requirements of Section 4980B(f) of the Code with respect to each Career Services Benefit Plan that is a group health plan, as such term is defined in
         Section 5000(b)(1) of the Code.

                  (x) No employee of Career Services or Westech will be entitled to any additional benefits or any acceleration of the time of payment or vesting of any benefits under any Career Services Benefit Plan as a result of the Merger and the other transactions contemplated by this Agreement and the other Transaction Agreements.

                  (xi) Any amount that could be received (whether in cash or property or the vesting of property) as a result of any of the Merger and the other transactions contemplated by this Agreement or the other Transaction Agreements by any employee, officer, director or inde pendent contractor of Career Services, Westech or any of their affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or Career Services Benefit Plan currently in effect would not be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code). Schedule 4.01(q) sets forth (A) the maximum amount that could be paid to each executive officer of Career Services and its subsidiaries as a result of the transactions contemplated by this Agreement under all employment, severance and termination agreements, other compensation arrangements and Career Services Benefit Plans currently in effect and (B) the "base amount" (as such term is defined in Section 280G(b)(3) of the Code) for each such executive officer calculated as of the date of this Agreement.

                  (xii) Except as disclosed on Schedule 4.01(q), there are no material unfunded liabilities, actual or contingent, arising under any Career Services Benefit Plan for which Career Services or Westech could be liable. No Liens have been imposed on any Career Services Benefit Plans or on the assets of Career Services or Westech pursuant to the Code or ERISA.

                  (r) Brokers. Other than DLJ, no broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the consummation of the transactions contemplated by this Agreement and the other Transaction Agreements based upon arrangements made by or on behalf of Central, Career Services, Westech or any of their Affiliates. Neither Career Services nor Westech has any liability for any fees or commissions payable to DLJ in connection with the consummation of the transactions contemplated by this Agreement or any of the other Transaction Agreements.

                  (s) Capitalization of Career Services and Westech. The authorized capital stock of Career Services consists of (i) 100,000 shares of Common Stock, no par value per share, of which 80,000 shares are issued and outstanding and (ii) 100,000 shares of Preferred Stock, no par value per share, of which no shares are issued and outstanding. The authorized capital stock of Westech consists of 1,000,000 shares of Common Stock, no par value per share, of which 142,800 shares are issued and outstanding. Except as described in the immediately preceding two sentences, there are no other shares of capital stock or other equity securities of Career Services or Westech issued, reserved for issuance or outstanding. All of the outstanding shares of Career Services Capital Stock and capital stock of Westech are duly and validly authorized and issued, are fully paid and nonassessable and have been issued in compliance with applicable Federal and state securities laws. There are no outstanding options, warrants, rights (including conversion or preemptive rights) or agreements, in writing or oral, for the purchase or acquisition from Career Services or Westech of any shares of capital stock of Career Services or Westech. There exist no rights of first refusal or similar rights in respect of shares of Career Services Capital Stock or capital stock of Westech issued or sold by Career Services.

                  (t) Subsidiaries. Career Services has no direct or indirect subsidiaries other than Westech and does not own, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any Person other than Westech.

                  (u) No Undisclosed Liabilities. Except as disclosed on
Schedule 4.01(u), to the knowledge of Central and/or Career Services, neither Career Services nor Westech is subject to any liability (whether accrued, absolute, contingent, unasserted or otherwise) that is not shown or that is in excess of amounts shown or reserved for in the Career Services Financial Statements, other than liabilities of the same nature as those set forth in such financial statements and reasonably incurred in the ordinary course of business of such entities after the respective dates of such financial statements.

                  (v) Private Offering. None of Central, Career Services, Westech, their affiliates and/or their representatives has issued, sold or offered any security of Career Services to any person under circumstances that would cause the sale of the Career Services Capital Stock, as contemplated by this Agreement, to be subject to the registration requirements of the Securities Act. None of Central, Career Services, their affiliates and/or their representatives will offer the shares of Career Services Capital Stock or any part thereof or any similar securities for issuance or sale to, or solicit any offer to acquire any of the same from, anyone so as to make the issuance and sale of the shares of Career Services Capital Stock subject to the registration requirements of Section 5 of the Securities Act. Assuming the representations of BrassRing contained in Section 4.02(r) are true and correct, the sale and delivery of the shares of Career Services Capital Stock hereunder are exempt from the registration and prospectus delivery requirements of the Securities Act.

                  SECTION 4.02. Representations and Warranties of BrassRing. BrassRing hereby represents and warrants to Central as follows:

                  (a) Organization, Standing and Power. BrassRing is duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority and possesses all governmental franchises, licenses, permits, and except as disclosed on Schedule 4.02(a), authorizations and approvals necessary to enable it to own, lease or otherwise hold its property and assets and carry on its business as presently conducted, other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually or in the aggregate, have not had and could not reasonably be expected to have a BrassRing Material Adverse Effect. BrassRing has made available to Central or Central's representatives true and complete copies of the Restated Certificate of Incorporation and By-Laws of BrassRing, in each case as amended through the date of this Agreement. BrassRing is duly qualified to do business as a foreign corporation in each jurisdiction in which it is required to qualify.

                  (b) Authority; Execution and Delivery; Enforceability. BrassRing has full power and authority to execute this Agreement and each of the other Transaction Agreements to which it is a party and to consummate the

Merger and the other transactions contemplated hereby and thereby. The execution and delivery by BrassRing of this Agreement and each of the other Transaction Agreements to which it is a party and the consummation by BrassRing of the Merger and the other transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of BrassRing, and no other corporate proceedings on the part of BrassRing are necessary to authorize this Agreement or any of the other Transaction Agreements to which BrassRing a party or the consummation of the Merger and the other transactions contemplated hereby or thereby. BrassRing has duly executed and delivered this Agreement and, prior to the Closing, BrassRing will have duly executed and delivered each other Transaction Agreement to which it is a party. This Agreement constitutes, and each other Transaction Agreement to which BrassRing is a party will, upon the Closing, constitute, a legal, valid and binding obligation of BrassRing, enforceable against the BrassRing in accordance with its terms.

                  (c) No Conflicts; Consents. The execution and delivery by BrassRing of this Agreement and each of the other Transaction Agreements to which it is a party do not, and the consummation of the Merger and the other transactions contemplated hereby and thereby and the compliance by BrassRing with the terms hereof and thereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or the loss of a benefit under, or result in the creation of any Lien upon any of its properties or assets under, any provision of (i) the Restated Certificate of Incorporation or By-Laws of BrassRing, (ii) any Contract to which BrassRing is a party or by which any of its properties or assets is bound or (iii) any judgment, order or decree, or statute, law, ordinance, rule or regulation, applicable to BrassRing or any of its properties or assets. No consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by or with respect to BrassRing in connection with the execution, delivery and performance of this Agreement or any of the other Transaction Agreements to which it is a party or the consummation of the transactions contemplated hereby and thereby, other than (i) compliance with, and filings under, the HSR Act, if required and (ii) filings with the Secretary of State of the State of Delaware and the Arizona Corporation Commission in connection with the Merger, including the filing of the Certificate of Merger and the Articles of Merger.

               (d) Financial Statements. Schedule 4.02(d) sets forth (i) the unaudited balance sheets of BrassRing and its consolidated subsidiaries as of December 31, 1999 and (ii) an unaudited statement of operations of BrassRing and its consolidated subsidiaries for the period from BrassRing's inception through December 31, 1999 (collectively, the "BrassRing Financial Statements"). The BrassRing Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be otherwise indicated on Schedule 4.02(d)) and fairly present in all respects the financial position of BrassRing and its consolidated subsidiaries as of the dates thereof and the results of the operations of BrassRing and its consolidated subsidiaries for the periods then ended.

               (e) Assets Other than Real Property Interests. Except as disclosed on Schedule 4.02(e), BrassRing has good and valid title to all of its material assets, in each case free and clear of all Liens, except (i) BrassRing Permitted Liens and (ii) other imperfections of title or encumbrances, if any, that, individually or in the aggregate, do not materially impair the continued use and operation of the assets to which they relate in the conduct of the business of BrassRing as presently conducted. This Section 4.02(e) does not relate to Intellectual Property, which is exclusively the subject of Section 4.02(f), or Real Property, which is exclusively the subject of Section 4.02(n).

               (f) Intellectual Property. BrassRing owns, possesses, licenses or has rights to use without the consent of any Person all material Intellectual Property necessary for the conduct of its business as now conducted, other than Intellectual Property that is not material to the conduct of the business of BrassRing as presently conducted. Schedule 4.02(f) sets forth a true and complete list (excluding software and trade secrets) of all material Intellectual Property of BrassRing and material agreements relating thereto. BrassRing has not filed any U.S. or foreign patent application, and does not own any issued patent. Except as disclosed on Schedule 4.02(f), (i) to the knowledge of BrassRing, there is no infringement, misappropriation or violation by any Person of any Intellectual Property of BrassRing, (ii) there is no pending or, to the knowledge of BrassRing, threatened action, suit, proceeding or claim by any Person challenging the rights of BrassRing in or to any Intellectual Property of BrassRing, and BrassRing is not aware of any facts which would form a reasonable basis for any such claim, (iii) there is no pending or, to the knowledge of BrassRing, threatened action, suit, proceeding or claim by any Person challenging the validity or scope of any Intellectual Property of BrassRing, and is not aware of any facts which would form a reasonable basis for any such claim, and (iv) there is no pending or, to the knowledge of BrassRing, threatened action, suit, proceeding or claim by any Person that BrassRing infringes, misappropriates or otherwise violates any proprietary rights of any Person, and is not aware of any other fact which would form a reasonable basis for any such claim. True and correct copies of all material licenses and other material agreements between BrassRing or any of its Affiliates and any other third parties, in each case relating to the Intellectual Property of BrassRing, and all amendments and supplements thereto, have been made available to Central.

               (g)  Contracts.

               (i) Except as disclosed on Schedule 4.02(g)(i), neither BrassRing, nor any of its subsidiaries, is a party to, or bound by, any material Contract that is used, held for use or intended to be used primarily in connection with, or that arises primarily out of, the business, properties or assets of BrassRing and that is:

                       (A) a written employment agreement or employment
               Contract;

                       (B) a collective bargaining agreement or other Contract
               with any labor organization, union or association;

                       (C) a covenant not to compete;

                       (D) a Contract with (1) any stockholder of BrassRing or
               any of its Affiliates or (2) any officer or employee of BrassRing or any of its subsidiaries (other than employment agreements and employment contracts described in clause (A) above);

                       (E) a lease, sublease or similar Contract with any Person
               under which BrassRing or any of its subsidiaries is a lessor or sublessor of, or makes available for use to any Person, (1) any Real Property occupied by BrassRing or any of its subsidiaries or
               (2) any portion of any premises occupied by BrassRing or any of its subsidiaries;

                       (F) a lease, sublease or similar Contract with any Person
               under which BrassRing or any of
               its subsidiaries is a lessor or sublessor of, or makes available for use to any Person, any Personal Property that is used, held for use or intended to be used primarily in connection with, or that arises primarily out of, the business, properties or assets of BrassRing;

                       (G) (1) a continuing Contract for the purchase of
               materials, supplies or equipment, (2) a Contract for management, service, consulting or similar services or (3) a Contract for advertising services, in each case that is material to the business of BrassRing;

                       (H) (1) a Contract under which BrassRing or any of its
               subsidiaries has borrowed any money from, or issued any note, bond, debenture or other evidence of indebtedness to, any Person or (2) any other note, bond, debenture or other evidence of indebtedness issued by BrassRing or any of its subsidiaries to any Person;

                       (I) a Contract (including any so-called take-or-pay or
               keepwell agreement) under which (1) any Person has, directly or indirectly, guaranteed indebtedness, liabilities or obligations of BrassRing or any of its subsidiaries or (2) BrassRing or any of its subsidiaries has, directly or indirectly, guaranteed indebtedness, liabilities or obligations of any other Person (in each case other than endorsements for the purpose of collection in the ordinary course of business);

                       (J) a Contract under which BrassRing or any of its
               subsidiaries has, directly or indirectly, made any advance, loan, extension of credit or capital contribution to, or other investment in, any Person (other than extensions of trade credit in the ordinary course of business);

                       (K) a Contract providing for indemnification of any
               Person with respect to liabilities relating to BrassRing (other than in the ordinary course of business);

                       (L) a power of attorney (other than a power of attorney
               given in the ordinary course of business with respect to routine Tax matters);

                       (M) a Contract not made in the ordinary course of
               business;

                       (N) a confidentiality agreement, other than in the
               ordinary course of business;

                       (O) a Contract (including a purchase order) involving
               payment by BrassRing or any of its subsidiaries of more than $125,000 or extending for a term more than 180 days from the date of this Agreement, other than purchase orders entered into in the ordinary course of business prior to the date of this Agreement and purchase orders entered into in the ordinary course of business after the date of this Agreement and not in violation of this Agreement;

                       (P) a Contract (including a sales order) involving the
               obligation of BrassRing or any of its subsidiaries to deliver products or services for payment of more than $125,000 or extending for a term more than 180 days from the date of this Agreement, other than subscriptions for products or services sold in the ordinary course of business prior to the date of this Agreement and other than for products or services entered into in the ordinary course of business after the date of this Agreement and not in violation of this Agreement;

                       (Q) a Contract with, or license or Permit granted by or
               from, any Governmental Entity;

                       (R) a Contract providing for the services of any dealer,
               distributor, non-employee sales representative, franchisee or similar representative involving the payment by BrassRing or any of its subsidiaries of more than $125,000;

                       (S) a Contract granting a Lien upon any assets or
               property of BrassRing, other than a BrassRing Permitted Lien;

                       (T) a Contract for the sale of any assets or property of
               BrassRing or the grant of any preferential rights to purchase any assets or property of BrassRing or requiring the consent of any party to the transfer of any assets of property of BrassRing;

                       (U) any other Contract that has an aggregate future
               liability to any Person (other than BrassRing) in excess of $125,000; or

                       (V) a Contract other than as described above to which
               Central, Career Services or any of their Affiliates is a party or by which Central, Career Services or any of their Affiliates or any of their respective properties or assets is bound, in each case that is material to the business of BrassRing or the use of any of the assets of property of BrassRing.

               (ii) Except as disclosed on Schedule 4.02(g)(ii), each Contract identified on Schedule 4.02(g)(i) is valid, binding and in full force and effect and is enforceable by BrassRing in accordance with its terms except for such failures to be valid and binding, in full force and effect or enforceable that, individually or in the aggregate, have not had a BrassRing Material Adverse Effect. Except as disclosed on Schedule 4.02(g)(ii), BrassRing has performed all material obligations required to be performed by it under all Contracts to which it is a party or by which it or any of its properties or assets is bound, and BrassRing has not taken any actions that are in conflict with, or that would result in any material violation of, or default (with or without notice or lapse of time, or both) in any material respect under, any such Contract, and, to the knowledge of BrassRing, no other party to any such Contract has taken any action that is in conflict with, or that would result in any material violation of, or default (with or without notice or lapse of time, or both) in any material respect under, such Contract, except for such conflicts, violations and defaults that, individually or in the aggregate have not had a BrassRing Material Adverse Effect. Except as disclosed on Schedule 4.02(g)(ii), BrassRing has not received any written or oral notice of the intention of any party to terminate any Contract listed on Schedule 4.02(g)(i). Complete and correct copies of all Contracts listed on Schedule 4.02(g)(i), together with all amendments thereto, have been made available to Central.

               (h) Permits. Schedule 4.02(h) sets forth all Permits issued or granted to BrassRing by Governmental Entities that are necessary or desirable for the conduct of the business of BrassRing. Except as disclosed on Schedule 4.02(h), (i) to the knowledge of BrassRing, all such Permits are validly held by BrassRing, and BrassRing has complied in all respects with the terms and conditions thereof, (ii) since its inception, BrassRing has not received any written notice of any suit, action or proceeding relating to the revocation or modification of any such Permits, and (iii) to the knowledge of BrassRing, none of such Permits will be subject to suspension, modification, revocation or nonrenewal as a result of the execution and delivery of this Agreement or any of the other Transaction Agreements or the consummation of the transactions contemplated hereby and thereby. BrassRing possesses all Permits to own or hold under lease and operate its assets and to conduct its business as currently conducted.

               (i) Insurance. BrassRing maintains policies of fire and casualty, liability and other forms of insurance that cover its business and assets in such amounts, with such deductibles and against such risks and losses as are, in the judgment of BrassRing, reasonable for the business and assets of BrassRing. All such policies will terminate as of the Closing Date. BrassRing shall use commercially reasonable efforts to obtain insurance policies comparable to those maintained by BrassRing as of the date hereof to cover the business and assets of BrassRing immediately following the Effective Time.

                (j) Absence of Certain Changes or Events. Except as disclosed on
Schedule 4.02(j), from the date of the most recent BrassRing Financial Statements to the date of this Agreement, BrassRing has conducted its business only in the ordinary course, and during such period there has not been:

               (i) any event, change, effect or development that has had or could reasonably be expected to have BrassRing Material Adverse Effect;

               (ii) any change in accounting methods, principles or practices by BrassRing materially affecting the business, properties or assets of BrassRing, except insofar as may have been required by a change in generally accepted accounting principles;

               (iii) any declaration, setting aside or payment of any dividends, distributions or other amounts (whether in cash, stock or property) with respect to any shares of capital stock of BrassRing.

               (k) Proceedings. Except as disclosed on Schedule 4.02(k), there is no suit, action or proceeding pending or, to the knowledge of BrassRing, threatened, against or affecting BrassRing or any of its assets or relating to the transactions contemplated by this Agreement, nor is there any judgment, order or decree outstanding against or affecting BrassRing or its assets. Except as disclosed on Schedule 4.02(k), there are no suits, actions or proceedings initiated by BrassRing or any of its Affil-iates or that BrassRing or any of its Affiliates intends to initiate, against any other Person arising out of the conduct of BrassRing. Except as disclosed on
Schedule 4.02(k), to the knowledge of BrassRing, there is no pending or threatened investigation of the conduct of the business or relating to any of the assets of BrassRing.

               (l) Compliance with Laws. (i) Except as disclosed on Schedule 4.02(l)(i), BrassRing is in compliance in all material respects with all applicable laws, ordinances, rules and regulations, relating to the business or any of the assets of BrassRing including those laws, ordinances, rules and regulations relating to occupational health and safety. Except as disclosed on
Schedule 4.02(l)(i), BrassRing has not received any written communication since its inception, from any Governmental Entity that alleges that BrassRing is not in compliance in any respect with any law, ordinance, rule or regulation applicable to BrassRing. BrassRing has not received any written notice that any investigation or review by any Governmental Entity with respect to BrassRing is pending or that any such investigation or review is contemplated. Section 4.02(l)(i) does not relate to environmental matters, which are the subject of
Section 4.02(l)(ii).

               (ii) Except as disclosed in Schedule 4.02(l)(ii), BrassRing is in compliance in all material respects with all applicable Environmental Laws, and BrassRing has, and is in compliance with, all Environmental Permits necessary for the conduct of its business, which permits are listed on Schedule 4.02(l)(ii). Except as disclosed in Schedule 4.02(l)(ii), BrassRing has not received any written communication since its inception from any Governmental Entity or person that alleges that BrassRing is in violation of, or subject to liability under, any Environmental Law. Except as disclosed in Schedule 4.02(l)(ii), BrassRing has not released, generated, treated, stored, disposed of or transported Hazardous Materials, or arranged for any such activities, in a manner that could reasonably likely (i) result in any remedial or investigative action on the part of BrassRing, or (ii) form the basis of any claim against BrassRing or, to the knowledge of BrassRing, against any person or entity whose liability BrassRing has or may have retained or assumed either contractually or by operation of law.

               (m) Labor Agreements and Actions. BrassRing is not bound by, or subject to, any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of BrassRing, sought to represent any of the employees, representatives or agents of BrassRing. There is no strike or other labor dispute involving BrassRing pending, or, to the knowledge of BrassRing, threatened, nor is BrassRing aware of any labor organization activity involving the employees of BrassRing. BrassRing is not aware that any employee of BrassRing intends to terminate his or her employment with BrassRing and BrassRing has no present intention to terminate the employment of any employee of BrassRing. BrassRing has complied with all applicable Federal and state equal employment opportunity laws and with other laws related to employment.

               (n) Real Property. BrassRing does not own any Real Property, and any Real Property held under lease by BrassRing is held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such Real Property by BrassRing. BrassRing enjoys peaceful and undisturbed possession under all material leases.

               (o) Benefit Plans. There are no material unfunded liabilities, actual or contingent, arising under any employee benefit plan as defined in
Section 3(3) of ERISA, stock option, stock purchase, deferred compensation plan or arrangement and other fringe benefit plans maintained or contributed to by BrassRing ("BrassRing Benefit Plans") for which BrassRing could be liable. No Liens have been imposed on any BrassRing Benefit Plans. Each BrassRing Benefit Plan is in compliance in all material respects with the applicable provisions of the Code and ERISA.

               (p) Brokers. No broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the consummation of the transactions contemplated by this Agreement and the other Transaction Agreements based upon arrangements made by or on behalf of BrassRing or any of its Affiliates.

               (q) Capitalization of BrassRing. (i) The authorized capital stock of BrassRing consists of 150,000,000 shares of BrassRing Common Stock, of which 32,697,202 shares are issued and outstanding and (ii) 30,000,000 shares of BrassRing Preferred Stock, of which 12,899,239 shares are issued and outstanding. Except as described in the preceding sentence, there are no other shares of capital stock or other equity securities of BrassRing issued, reserved for issuance or outstanding. All of the outstanding shares of BrassRing Common Stock and BrassRing

Preferred Stock are duly and validly authorized and issued, are fully paid and nonassessable and have been issued in compliance with applicable Federal and state securities laws. Except for (i) options issued for an aggregate of 8,866,484 and 2,794,635 shares of BrassRing Common Stock under the 1998 BrassRing Inc. Incentive Stock Plan and the BrassRing Inc. Incentive Stock Plan for Kaplan Employees, respectively, and (ii) warrants to purchase 75,000 shares of BrassRing Common Stock, there are no outstanding options, warrants, rights (including conversion or preemptive rights) or agreements, in writing or oral, for the purchase or acquisition from BrassRing of any shares of its capital stock. There exist no rights of first refusal or similar rights in respect of shares of BrassRing capital stock issued or sold by BrassRing.

               (r) Securities Act. The shares of Career Services Capital Stock acquired by BrassRing pursuant to this Agreement are being acquired for investment only and not with a view to any public distribution thereof, and BrassRing shall not offer to sell or otherwise dispose of the shares of Career Services Capital Stock so acquired by it in violation of any of the registration requirements of the Securities Act.

               (s) Taxes. (i)(A) BrassRing and its subsidiaries have filed or caused to be filed in a timely manner (within any applicable extension periods) all material Tax Returns required to be filed by them by the Code or by applicable state, local or foreign tax laws, (B) all material Taxes with respect to taxable periods covered by such Tax Returns, and all other Taxes for which they might otherwise be liable have been timely paid in full or will be timely paid in full by the due date thereof and their most recent financial statements reflect an adequate reserve for all Taxes payable by them for all taxable periods and portions thereof through the date of such financial statements, and
(C) there are no material Liens for Taxes with respect to any of their assets or properties.

               (ii) No Tax Return of BrassRing has been examined by the Internal Revenue Service for any taxable year since BrassRing ceased to be a subsidiary in a consolidated group.

               (iii) BrassRing and its subsidiaries are not parties to or bound by any tax sharing agreement, tax indemnity obligation or similar agreement, arrangement or practice with respect to Taxes with any other party.

          (vi) Neither BrassRing nor any of its subsidiaries has taken any action or has any knowledge of any fact or circumstance that is reasonably likely to prevent the transactions contemplated hereby, including the Merger, from qualifying as a reorganization within the meaning of Section 368(a)(1)(A) of the Code.

          (v) BrassRing is not a "foreign person" within the meaning of
        Section 1445 of the Code.


                                    ARTICLE V

                                    Covenants

               SECTION 5.01. Conduct of Career Services Business. Except for matters set forth on Schedule 5.01 or otherwise expressly permitted by the terms of this Agreement, from the date of this Agreement to the Closing, Central shall cause the businesses of Career Services and Westech to be conducted in the usual, regular or ordinary course in substantially the same manner as previously conducted and, to the extent consistent therewith, use all reasonable efforts to preserve Career Services and Westech, keep available the services of the employees of Career Services and Westech and maintain the relationships of Career Services and Westech with suppliers, customers, licensors, licensees, distributors and others with whom the businesses of Career Services and Westech deal to the end that the businesses of Career Services and Westech shall be unimpaired at the Closing. Without limiting the generality of the foregoing, except as set forth on Schedule 5.01 or otherwise expressly permitted or required by the terms of this Agreement, prior to the Closing none of Central, Career Services and/or Westech shall do any of the following, or permit any of the following to be done, without the prior written consent of BrassRing:

               (i) amend the Certificate of Incorporation or By-Laws of Career Services or Westech;

               (ii) redeem or otherwise acquire any shares of Career Services Capital Stock or capital stock of Westech or issue any capital stock or any option, warrant or right relating thereto or any securities convertible into or exchangeable for any shares of Career Services Capital Stock or capital stock of Westech;

               (iii) (A) adopt or amend any Career Services Benefit Plan (or any plan that would be a Career Services

        Benefit Plan if adopted) or enter into, adopt, extend (beyond the Closing Date), renew or amend any collective bargaining agreement or other Contract relating to Career Services or Westech with any labor organization, union or association, except in each case as required by applicable law;

               (iv) grant to any executive officer or employee of Career Services or Westech any increase in compensation or benefits, except in the ordinary course of business and consistent with past practice or as may be required under existing agreements and except for any increases for which Central shall be solely obligated;

               (v) renew or amend any existing, or enter into any new, collective bargaining agreement or other Contract relating to Career Services or Westech with any labor organization, union or association, except in each case as required by applicable laws;

               (vi) incur or assume any liabilities, obligations or indebtedness for borrowed money or guarantee any such liabilities, obligations or indebtedness of Career Services or Westech, other than in the ordinary course of business consistent with past practice; provided, however, that in no event shall Career Services or Westech incur or assume any long-term indebtedness for borrowed moneys;

               (vii) cancel any material indebtedness for borrowed money (individually or in the aggregate) or waive any claims or rights of substantial value of Career Services or Westech;

               (viii) except for intercompany transactions in the ordinary course of business consistent with past practice, pay, loan or advance any amount to, or sell, transfer or lease any of the assets of Career Services or Westech to, or enter into any agreement or arrangement with, Central or any of its Affiliates;

               (ix) permit, allow or suffer any property or assets of Career Services or Westech to become subjected to any Lien of any nature whatsoever that would have been required to be set forth on Schedule 4.01(e) had such Lien existed on the date of this Agreement;

               (x) make or incur any capital expenditure on behalf of Career Services or Westech that, individually, is in excess of $125,000 or make or incur any such expenditures which, in the aggregate, are in excess of $125,000;

               (xi) sell, lease, license or otherwise dispose of any of the assets of Career Services and/or Westech that are material, individually or in the aggregate, to Career Services or Westech;

               (xii) enter into any lease of Real Property on behalf of Career Services or Westech, except any renewals of existing leases in the ordinary course of business consistent with past practice;

               (xiii) acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any Person or any business or division of any Person or otherwise acquire any assets that are material, individually or in the aggregate, to Career Services or Westech;

               (xiv) make any change in any method of Career Services' or Westech's accounting or accounting practice or policy other than those required by generally accepted accounting principles;

               (xv) enter into any Contract, or any other commitment, agreement, arrangement or undertaking, written or oral, or engage in any transaction, involving any future benefit to or liability of Career Services or Westech in excess of $125,000 or that is otherwise material to the business of Career Services or Westech as presently conducted;

               (xvi) declare, set aside or pay any dividends, distributions or other amounts (whether in cash, stock or property) with respect to any shares of Career Services Capital Stock or capital stock of Westech; or

               (xvii) authorize any of, or commit or agree to do or take, whether in writing or oral, any of, the foregoing actions.

               SECTION 5.02. Advice of Changes. BrassRing, Central and Career Services shall promptly advise one another orally and in writing of any change or event having, or which, insofar as can reasonably be foreseen, would have, a Career Services Material Adverse Effect or a BrassRing
Material Adverse Effect, as applicable.

               SECTION 5.03. Consultation. In connection with the continuing operation of the business of Career Services and Westech between the date of this Agreement and the Closing, Central shall use reasonable efforts to consult in good faith on a regular and frequent basis with the representatives of BrassRing to report material operational developments and the general status of ongoing operations pursuant to procedures reasonably requested by BrassRing or such representatives. Central acknowledges that any such consultation shall not constitute a waiver by BrassRing of any rights it may have under this Agreement, and that BrassRing shall not have any liability or responsibility for any actions of Central or any of its officers or directors with respect to matters that are the subject of such consultations unless BrassRing expressly consents to such action in writing.

               SECTION 5.04. Insurance. Career Services shall keep, or cause to be kept, all insurance policies set forth in Schedule 4.01(j) or suitable replacements therefor, in full force and effect through the close of business on the Closing Date.

               SECTION 5.05. No Solicitation. Central shall not, nor shall Central authorize or permit any officer, director or employee of or any investment banker, attorney, accountant or other representative retained by it, Career Services and/or Westech to, (i) solicit, initiate or encourage any "other bid", (ii) enter into any agreement with respect to any other bid or (iii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any other bid. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any executive officer of Central, Career Services or Westech or any investment banker, attorney or other advisor or representative of Central, Career Services or Westech, whether or not such person is purporting to act on behalf of Central, Career Services, Westech or otherwise, shall be deemed to be a breach of this Section 5.05 by Central. Central and Career Services promptly shall advise BrassRing orally and in writing of any other bid or any inquiry with respect to or which could reasonably lead to any other bid and the identity of the person making any such other bid or inquiry. As used in this Section 5.05, "other bid" shall mean any proposal for a merger, sale of securities, sale of substantial assets or similar transaction involving Career Services or Westech other than (A) the transactions contemplated by this Agreement and (B) the acquisition of inventory in the ordinary course of business.

               SECTION 5.06. Access to Information. (a) Central, Career Services and Westech shall afford to BrassRing, and to the officers, employees, accountants, counsel, financial advisors and other representatives of BrassRing, reasonable access during normal business hours during the period prior to the Closing, to all the properties, assets, books, records and Tax Returns of Career Services and Westech, and, during such period, each of Central, Career Services and Westech shall furnish promptly to BrassRing all information concerning Career Services and Westech as BrassRing may reasonably request.

               (b) BrassRing shall afford to Central, and to the officers, employees, accountants, counsel, financial advisors and other representatives of Central, reasonable access during normal business hours during the period prior to the Closing, to all the properties, assets, books, records and Tax Returns of BrassRing, and, during such period, BrassRing shall furnish promptly to Central all information concerning BrassRing as Central may reasonably request.

               SECTION 5.07. Reasonable Efforts; Notification. (a) Upon the terms and subject to the conditions set forth in this Agreement, each party hereto shall use all reason able efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with one another in doing, all things necessary, proper or advisable to consummate, in the most expeditious manner practicable, the transactions contemplated by this Agreement and the other Transaction Agreements, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to avoid an action or nonaction by, or to obtain a waiver, consent or approval from, any Governmental Entity, (ii) the obtaining of all necessary waivers, consents and approvals from third parties,
(iii) the defending of any suits, actions or proceedings, whether judicial or administrative, challenging this Agreement or any of the other Transaction Agreements or the consummation of the transactions contemplated hereby or thereby, including seeking to have any stay or temporary restraining order entered by any Governmental Entity vacated or reversed, and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by this Agreement or the other Transaction Agreements or to fully carry out the purposes of this Agreement and the other Transaction Agreements.

               (b) Each party shall give prompt written notice to each other party of (i) any representation or warranty made by such party contained in this Agreement or any other Transaction Agreement becoming untrue or inaccurate in any material respect or (ii) the failure by such party to comply with, or satisfy in any material respect, any covenant, condition or agreement to be complied with or satisfied by such party under this Agreement or any of the other Transaction Agreements; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of such party or the conditions to the obligations of such party under this Agreement or any of the other Transaction Agreements.

               SECTION 5.08. Stockholder Approvals. As soon as practicable after execution of this Agreement, (i) Central, as the sole stockholder of Career Services, shall by formal action of its Board of Directors approve this Agreement pursuant to Section 10-1103 of the ABCA and (ii) each of Kaplan, Tribune and Accel, shall execute written consents pursuant to Section 228 of the DGCL, adopting this Agreement pursuant to Section 252 of the DGCL.

               SECTION 5.09. Costs and Expenses. Whether or not the Closing takes place, all costs and expenses incurred in connection with this Agreement and the other Transaction Agreements and the transactions contemplated hereby and thereby shall be paid by the party incurring such cost or expense.

               SECTION 5.10. Publicity. No party hereto shall make a public release or announcement concerning the transactions contemplated by this Agreement and the other Transaction Agreements without the prior consent of each other party, which consent shall not be unreasonably with held, except as such release or announcement may be required by law or the rules or regulations of any United States or foreign securities exchange, in which case such party shall allow such other parties reasonable time to comment on such release or announcement in advance of such issuance.

               SECTION 5.11. Agreements Not To Compete. (a) For a period of four years from the Closing, Central shall not and shall cause its Affiliates not to, directly or indirectly (i) engage in a national recruiting business or (ii) acquire any ownership interest representing more than an aggregate of 10% of any class of capital stock of any Person engaged, directly or indirectly, in a national recruiting business; provided that Central's ownership interest in BrassRing shall not constitute a violation of this Section 5.11(a).

               (b) Each party hereto hereby acknowledges and agrees that the provisions of Section 5.11(a) shall not apply to (i) any recruiting business that is local, and not national, in scope or (ii) any ownership interest any party may have in any of (A) CareerPath.com, Inc., (B) 21st Century Communications, Inc. or (C) Classified Ventures, Inc.

               (c) Each party hereto understands that the other parties hereto would not have entered into this Agreement absent the provisions of Section 5.11(a). Accordingly, notwithstanding any other provision of this Agreement, it is understood and agreed that any remedies at law would be inadequate in the case of any breach of the covenants contained in Section 5.11(a). Each party hereto shall be entitled to equitable relief, including the remedy of specific performance, with respect to any breach or attempted breach of the covenants contained in Section 5.11(a).

               SECTION 5.12. Tax Matters. (a) Return Filings. For any taxable period of Career Services or Westech that includes (but does not end on) the Closing Date, BrassRing shall timely prepare and file with the appropriate authorities all Tax Returns required to be filed and shall pay all Taxes due with respect to such Tax Returns; provided, however, that Central shall reimburse BrassRing (in accordance with Sections 8.02 and 8.08) for any amount owed by Central pursuant to Sections 8.02 and 8.08 with respect to the taxable periods covered by such Tax Returns. For any taxable period of Career Services or Westech that ends on or before the Closing Date, Central shall timely prepare and file with the appropriate authorities all Tax Returns required to be filed, and shall pay all Taxes due with respect to such Tax Returns; provided, however, that (i) at least 60 days prior to the due date for filing any such Tax Returns (taking into account any applicable extensions), Central shall furnish BrassRing with all schedules relating to Career Services and Westech that are filed with such Tax Returns for BrassRing's review and comment and (ii) no such Tax Returns shall be filed with any Taxing Authority without BrassRing's prior written consent. Any Tax Return described in the preceding sentence shall be prepared on a basis consistent with the past practices of Career Services and Westech, as appropriate, and in a manner that does not distort taxable income (e.g., by deferring income or accelerating deductions). All Tax Returns for the period including the Closing Date shall be filed on the basis that the relevant taxable period ended as of the close of business on the Closing Date, unless the relevant Taxing Authority will not accept such a Tax Return.

               (b) Cooperation. Central, Career Services, Westech and BrassRing shall reasonably cooperate, and shall cause their respective affiliates, officers, employees, agents, auditors and representatives reasonably to cooperate, in preparing and filing all Tax Returns, including maintaining and making available to each other all records necessary in connection with Taxes and in resolving all disputes and audits with respect to all taxable periods relating to Taxes. Central and its affiliates will need access, from time to time, after the Closing Date, to certain accounting and Tax records and information held by Career Services or Westech to the extent such records and information pertain to events occurring prior to the Closing Date; therefore, BrassRing shall (i) use its best efforts to properly retain and maintain such records until such time as Central agrees that such retention and maintenance is no longer necessary, and (ii) to allow Central and its agents and representatives (and agents or representatives of any of its affiliates), at times and dates mutually acceptable to the parties, to inspect, review and make copies of such records as Central may deem necessary or appropriate from time to time, such activities to be conducted during normal business hours and at Central's expense.

               (c) Refunds and Credits. Any refund or credit of Taxes of Career Services or Westech for any taxable period ending on or before the Closing Date shall be for the account of Central. Notwithstanding the foregoing, any such refund or credit shall be for the account of BrassRing to the extent that such refunds or credits are attributable (determined on a marginal basis) to the carryback from a taxable period beginning after the Closing Date (or the portion of a Straddle Period that begins on the date after the Closing Date) of items of loss, deductions or other Tax items of Career Services (or any of its affiliates, including BrassRing and Westech). Any refund or credit of Taxes of Career Services or Westech for any taxable period beginning after the Closing Date shall be for the account of BrassRing. Any refund or credit of Taxes of Career Services or Westech for any Straddle Period shall be equitably apportioned, based on the principals of Section 8.02(c), between Central and BrassRing. Each party shall, or shall cause its affiliates to, forward to any other party entitled under this Section 5.12(c) to any refund or credit of Taxes any such refund within 10 days after such refund is received or reimburse such other party for any such credit within 10 days after the credit is allowed or applied against other Tax liability; provided, however, that any such amounts shall be net of any Tax cost or benefit to the payor party attributable to the receipt of such refund and/or the payment of such amounts to the payee party. The parties shall treat any payments under the preceding sentence as an adjustment to the Merger Consideration, unless a final determination (which shall include the execution of a Form 870-AD or successor form) with respect to BrassRing or any of its affiliates causes any such payment not to be treated as an adjustment to the Merger Consideration for United States Federal income Tax purposes.

               (d) Tax Sharing Agreements. Central shall cause the provisions of any Tax sharing agreement between Central or any of its affiliates and Career Services or Westech, to be terminated on or before the Closing Date. After the Closing Date, no party shall have any rights or obligations under any such Tax sharing agreement.

               (e) Prior Period Returns. Central shall be responsible for filing any amended consolidated, combined or unitary Tax Returns for taxable years ending on or prior to the Closing Date which are required as a result of examination adjustments made by the Internal Revenue Service or by the applicable state, local or foreign taxing authorities for such taxable years as finally determined. For those jurisdictions in which separate Tax Returns are filed by Career Services or Westech, any required amended returns resulting from such examination adjustments, as finally determined, shall be prepared by Central and furnished to BrassRing for approval (which approval shall not be unreasonably withheld), signature and filing at least 30 days prior to the due date for filing such Tax Returns.

               SECTION 5.13. Confidential Information. Each party hereto and its Affiliates shall, and shall cause its and their respective representatives, officers, directors, employees, attorneys, accountants and agents (collectively, "Agents"), to keep secret and retain in strictest confidence any and all confidential information relating to Central, Career Services or BrassRing, as the case may be, that has been or may be provided by Central (or its Affiliates) or BrassRing (or its Affiliates), as the case may be, in connection with this Agreement or the transactions contemplated hereby and that is proprietary to Central, Career Services or BrassRing, as the case may be, or otherwise not available to the general public (provided that such confidential information shall not include any information that (i) has become generally available to the public other than as a result of a disclosure by such party, its Affiliates or its Agents, (ii) has been independently developed by such party or an Affiliate of such party without violating any obligations owed to the other parties hereto pursuant to this Section 5.13 or (iii) was available to such party or an Affiliate of such party on a non-confidential basis from a third party having no legally enforceable obligation of confidentiality to the party to whom such information relates and which has not itself received such information directly or indirectly in breach of any such obligation of confidentiality), and shall not disclose such confidential information, and shall cause its Agents not to disclose such confidential information, to any Person other than such party, its Affiliates or their respective Agents, except as may be required by law or pursuant to any listing agreement with, or the rules or regulations of, any national securities exchange on which securities of such party or any such Affiliate are listed or traded (in which event the party making such disclosure or whose Affiliates or Agents are making such disclosure shall so notify the party to whom such information relates as promptly as practicable (and, if possible, prior to making such disclosure) and shall seek confidential treatment of such information). The obligations under this Section 5.13 shall survive the termination of this Agreement and any Person ceasing to be an Affiliate of a party hereto for a period of three (3) years from the earlier of either such event in respect of any party hereto or Affiliate of any party, whereupon such obligations shall terminate.

               SECTION 5.14. Other Actions. None of BrassRing, Central or Career Services shall take, or permit to be taken, any action that would, or that could reasonably be expected to, result in (i) any of the representations and warranties of BrassRing, Central or Career Services, as applicable, set forth in this Agreement becoming untrue in any material respect or (ii) any of the conditions to the Closing set forth in Article VI not being satisfied.


                                   ARTICLE VI

                              Conditions Precedent

               SECTION 6.01. Conditions to the Obligations of Each Party Hereto. The obligation of each party hereto to consummate the Merger and the other transactions contemplated by this Agreement and the other Transaction
Agreements is subject to the satisfaction or waiver on or prior to the Closing of the following conditions:

               (a) Governmental Approvals. The waiting period under the HSR Act, if applicable to the consummation of the transactions contemplated by this Agreement and the other Transaction Agreements, shall have expired or been terminated. All other authorizations, consents, orders or approvals of, or declarations or filings with, or expira-tions of waiting periods imposed by, any Governmental Entity necessary for the consummation of the Merger and the other transactions contemplated by this Agreement and the other Transaction Agreements shall have been obtained or filed or shall have occurred.

               (b) No Injunctions or Restraints. No applicable statute, law, ordinance, rule or regulation enacted, entered, promulgated, enforced or issued by, any Governmental Entity, no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction, and no other legal restraint or prohibition preventing the consummation of the Merger and the other transactions contemplated by this Agreement and the other Transaction Agreements shall be in effect.

               (c) Absence of Proceedings. There shall not be pending or threatened any suit, action or proceeding by any Governmental Entity or any suit, action, litigation or proceeding by any other Person that has a reasonable likelihood of success, challenging or seeking to restrain or prohibit the consummation of the Merger and the other transactions contemplated by this Agreement and the other Transaction Agreements or seeking to obtain in connection with the consummation of the Merger and the other transactions contemplated by this Agreement and the other Transaction Agreements any damages that are material in relation to each party hereto and that, if successful, could be reasonably expected to have a material adverse effect on the business, assets, condition (financial or otherwise), prospects or results of operations of the Surviving Corporation as constituted upon consummation of the transactions contemplated by this Agreement.

               SECTION 6.02. Conditions to the Obligations of BrassRing. The obligation of BrassRing to consummate the Merger and the other transactions contemplated by this Agreement and the other Transaction Agreements is subject to the satisfaction or waiver on or prior to the Closing of the following conditions:

               (a) Representations and Warranties. The representations and warranties of Central and Career Services in this Agreement and in the other Transaction Agreements, as applicable, that are qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, as of the date hereof and as of the Closing Date as though made on the Closing Date. BrassRing shall have received certificates from each of Central and Career Services signed by authorized officers of Central and Career Services, respectively, to such effect.

               (b) Performance of Obligations. Each of Central and Career Services shall have performed or complied in all material respects with all covenants and obligations required by this Agreement and the other Transaction Agreements to be satisfied by BrassRing, as the case may be, prior to the Closing. BrassRing shall have received a certificate from each of Central and Career Services signed by an authorized officer of Central and Career Services, respectively, to such effect.

               (c) Opinion of Tax Counsel. BrassRing shall have received an opinion dated the Closing Date of Cravath, Swaine & Moore, counsel to BrassRing, which opinion shall state that the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a)(1)(A) of the Code.

               (d) Amended Stockholders' Agreement. The Amended Stockholders' Agreement shall have been duly executed and delivered by each of the parties thereto (other than BrassRing), and as of the Effective Time such Amended Stockholders' Agreement shall constitute a legal, valid and binding obligation of each of the parties thereto (other than BrassRing), enforceable against each such party in accordance with its terms, and be in full force and effect.

               (e) Other Documents. Central, Career Services and Westech shall have furnished to BrassRing such other documents relating to Career Services and Westech as BrassRing (or their counsel) may reasonably request.

               (f) No Litigation. There shall not be pending or threatened any suit, action or proceeding by any Governmental Entity or any other Person, in each case that has a reasonable likelihood of success, (i) challenging the acquisition by BrassRing of any Career Services Capital Stock, seeking to restrain or prohibit the consummation of the Merger or any other transaction contemplated by this Agreement or the other Transaction Agreements or seeking to obtain from the BrassRing, Central or Career Services any damages that are material in relation to the business, property and assets of Career Services and Westech, taken as a whole, (ii) seeking to prohibit or limit the ownership or operation by Career Services, BrassRing or any of BrassRing's subsidiaries of any material portion of the business or assets of Career Services, Westech,

BrassRing or any of BrassRing's subsidiaries of any material portion of the business or assets of Career Services, Westech, BrassRing or any of BrassRing's subsidiaries, or to compel Career Services, Westech, BrassRing or any of BrassRing's subsidiaries to dispose of or hold separate any material portion of the business or assets of Career Services or Westech, BrassRing or any of BrassRing's subsidiaries, as a result of the Merger or any other transaction contemplated by this Agreement or the other Transaction Agreements, (iii) seeking to impose limitations on the ability of BrassRing to acquire or hold, or exercise full rights of ownership of, any shares of Career Services Capital Stock, (iv) seeking to prohibit BrassRing or any of its subsidiaries from effectively controlling in any material respect the business or operations of Career Services or Westech or (v) which otherwise is reasonably likely to have a Career Services Material Adverse Effect.

               (g) Absence of Career Services Material Adverse Effect. Since the date of this Agreement there shall not have been any event, change, effect or development that, individually or in the aggregate, has had or could reasonably be expected to have a Career Services Material Adverse Effect.

               (h) Release of Liens. Career Services and Westech shall have obtained the release of all Liens on their assets other than (x) those Liens the release of which shall have been waived by BrassRing prior to the Effective Time or (y) Liens described in clause (ii) or clause (iii) of the definition of Career Services Permitted Liens.

               (i) Assignment of Leases. Career Services shall have obtained consents to the assignment to BrassRing of all leases listed on Schedule 4.01(c).

               (j) Release from Sills. Central shall have obtained a release from Joan Sills terminating her Employment Agreement dated as of April 9, 1999 with Central and Career Services and releasing each of Career Services and Westech from any and all liability for matters relating to or arising out of Sill's employment with Central, Career Services, Westech or any of their Affiliates.

               SECTION 6.03. Conditions to the Obligations of Central. The obligation of Central to consummate the Merger and the other transactions contemplated by this Agreement and the other Transaction Agreements is subject to the satisfaction or waiver on or prior to the Closing of the following conditions:

               (a) Representations and Warranties. The representations and warranties of BrassRing in this

Agreement and the other Transaction Agreements, as applicable, that are qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, as of the date hereof and as of the Closing Date as though made on the Closing Date. Central shall have received a certificate from an authorized officer of BrassRing to such effect.

               (b) Performance of Obligations. BrassRing shall have performed or complied in all material respects with all covenants and obligations required by this Agreement and the other Transaction Agreements to be satisfied by BrassRing prior to the Closing. Central shall have received a certificate from signed by an authorized officer of BrassRing to such effect.

               (c) Opinion of Tax Counsel. Central shall have received an opinion dated the Closing Date of PriceWaterhouseCoopers LLP, which opinion shall state that the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a)(1)(A) of the Code.

               (d) Amended Stockholders Agreement. The Amended Stockholders' Agreement shall have been duly executed and delivered by each of the parties thereto (other than Central), and as of the Effective Time such Amended Stockholders' Agreement shall constitute a legal, valid and binding obligation of each of the parties thereto (other than Central), enforceable against each such party in accordance with its terms, and be in full force and effect.

               (e) Other Documents. BrassRing shall have furnished to Central such other documents relating to BrassRing as Central (or their counsel) may reasonably request.

               (f) No Litigation. There shall not be pending or threatened any suit, action or proceeding by any Governmental Entity or any other Person, in each case that has a reasonable likelihood of success, (i) challenging the acquisition by BrassRing of any Career Services Capital Stock, seeking to restrain or prohibit the consummation of the Merger or any other transaction contemplated by this Agreement or the other Transaction Agreements or seeking to obtain from the BrassRing, Central or Career Services any damages that are material in relation to the business, property and assets of Career Services and Westech, taken as a whole, (ii) seeking to prohibit or limit the ownership or operation by Career Services, BrassRing or any of BrassRing's subsidiaries of any material portion of the business or assets of Career Services, Westech, BrassRing or any of BrassRing's subsidiaries of any material portion of the business or assets of Career Services, Westech, BrassRing or any of BrassRing's subsidiaries, or to compel Career Services, BrassRing or any of BrassRing's subsidiaries to dispose of or hold separate any material portion of the business or assets of Career Services, Westech, BrassRing or any of BrassRing's subsidiaries, as a result of the Merger or any other transaction contemplated by this Agreement or the other Transaction Agreements, (iii) seeking to impose limitations on the ability of BrassRing to acquire or hold, or exercise full rights of ownership of, any shares of Career Services Capital Stock, (iv) seeking to prohibit BrassRing or any of its subsidiaries from effectively controlling in any material respect the business or operations of Career Services or Westech or (v) which otherwise is reasonably likely to have a Career Services Material Adverse Effect.

               (g) Absence of BrassRing Material Adverse Effect. There shall not have been any event, change, effect or development that, individually or in the aggregate, has had or could reasonably be expected to have a BrassRing Material Adverse Effect.

               (h) Post-Closing Insurance Coverage. BrassRing shall have obtained insurance policies comparable to those maintained by BrassRing as of the date hereof to cover the business and assets of BrassRing immediately following the Effective Time.


                                   ARTICLE VII

                        Termination, Amendment and Waiver

               SECTION 7.01. Termination. This Agreement may be terminated at any time prior to the Closing:

               (i) by mutual written consent of each of the parties hereto;

               (ii) by either BrassRing or Central:

                       (A) if the transactions contemplated by this Agreement
               and the other Transaction Agreements are not consummated within 90 days from the date of this Agreement (the "Outside Date"), unless the failure to consummate such transactions is the result of a wilful and material breach of this

                Agreement or any other Transaction Agreement by the party seeking to terminate this Agreement; or

                       (B) if any Governmental Entity issues an order, decree or
               ruling, or takes any other action, permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by this Agreement and the other Transaction Agreements and such order, decree, ruling or other action shall have become final and nonappealable;

               (iii) by BrassRing, if (A) any condition to the obligation of BrassRing to consummate the transactions contemplated in this Agreement and the other Transaction Agreements set forth in Section 6.02 becomes incapable of satisfaction prior to the Outside Date (unless the failure to satisfy such condition is the result of a wilful and material breach of this Agreement or any other Transaction Agreement by BrassRing) or
        (B) Central or Career Services breaches or fails to perform in any material respect any of its representations, warranties or covenants contained in this Agreement or any other Transaction Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 6.02(a) or 6.02(b) and (ii) cannot be, or has not been, cured within 30 days after the giving of written notice to Central or Career Services, as the case may be, of such breach or failure to perform (so long as BrassRing is not then in wilful and material breach of any representation, warranty or covenant contained in this Agreement or any other Transaction Agreement);

               (iv) by Central, if (A) any condition to the obligation of Central to consummate the transactions contemplated in this Agreement and the other Trans action Agreements set forth in Section 6.03 becomes incapable of satisfaction prior to the Outside Date (unless the failure to satisfy such condition is the result of a wilful and material breach of this Agreement or any other Transaction Agreement by Central) or (B) if BrassRing reaches or fails to perform in any material respect any of its representations, warranties or covenants contained in this Agreement or any other Transaction Agreement, which breach or failure to perform
        (i) would give rise to the failure of a condition set forth in Section 6.03(a) or 6.03(b) and (ii) cannot be, or has not been, cured within 30 days after the giving of written notice to BrassRing of such breach or failure to perform (so long as neither

        Central not Career Services is then in wilful and material breach of any representation, warranty or covenant contained in this Agreement or any other Transaction Agreement).

               SECTION 7.02. Effect of Termination. In the event of termination of this Agreement as provided in Section 7.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of any of the parties hereto (or any Affiliate of any party), other than pursuant to Section 5.09, Section 5.13, this Section 7.02 and Article IX, which provisions shall survive such termination.

               SECTION 7.03. Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

               SECTION 7.04. Extension; Waiver. At any time prior to the Closing, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties of the other parties hereto contained in this Agreement or in any other Transaction Agreement or (c) waive compliance by the other parties hereto with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.


                                  ARTICLE VIII

               Survival of Representations and Warranties; Indemnification

               SECTION 8.01. Survival of Representations and Warranties. The representations, warranties, covenants and agreements contained in this Agreement and in any document delivered in connection herewith shall survive the Closing solely for purposes of Article VIII and shall terminate at the close of business one year following the Closing Date; provided, however, that (i) the representations and warranties of Central and Career

Services set forth in Sections 4.01(k) and 4.01(q) shall terminate upon the expiration of the statute of limitations applicable to the matters that are the subject of such Sections and (ii) the representations and warranties of Central and Career Services set forth in Sections 4.01(a), 4.01(b), 4.01(c), 4.01(e) and 4.01(s) shall not terminate.

               SECTION 8.02. Tax Indemnification. (a) From and after the Closing, Central shall be liable for and shall indemnify BrassRing and its officers, directors, employees, stockholders and representatives (the "BrassRing Indemnitees") against and hold them harmless from (i) any Pre-Closing Taxes of Career Services and Westech, (ii) any liability of Career Services or Westech for the payment of any amount of Taxes as a result of Career Services or Westech being a member of an affiliated, consolidated or combined group with any other corporation at any time on or prior to the Closing Date and (iii) any liability of any Person with respect to the payment of Taxes as a result of any express or implied obligation of Career Services or Westech to indemnify any other Person.

               (b) From and after the Closing, BrassRing shall be liable for and shall indemnify Central and its officers, directors, employees, stockholders and representatives (the "Central Indemnitees") against and hold it harmless from all liabilities for Taxes of Career Services and Westech for any taxable period ending after the Closing Date (except to the extent (i) such taxable period began before the Closing Date, in which case the indemnity under this Section 8.02(b) shall cover only that part of any such Taxes that are not for the Pre-Closing Tax Period of Career Services or Westech, or (ii) such liability results from any breach by Central or Career Services of representations and warranties contained in Sections 4.01(k)(iv), (v) or (vii)).

               (c)  In the case of any Straddle Period:

               (i) real, personal and intangible property Taxes ("property Taxes") of Career Services and Westech for the Pre-Closing Tax Period shall equal the amount of such property Taxes for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of days during the Straddle Period that are in the Pre-Closing Tax Period and the denominator of which is the number of days in the Straddle Period; and

               (ii) the Taxes of Career Services and Westech (other than property Taxes) for the Pre-Closing Tax Period shall be computed as if such taxable period ended as of the close of business on the Closing Date.

               SECTION 8.03. Other Indemnification by Central. (a) From and after the Closing, Central shall be liable for, and shall indemnify each BrassRing Indemnitee against and hold it harmless from, any loss, liability, claim, damage or expense including reasonable legal fees and expenses (collectively, "Losses"), suffered or incurred by such BrassRing Indemnitee (other than any Loss relating to Taxes to the extent covered by the indemnification provisions set forth in Section 8.02) arising from, relating to or otherwise in respect of:

               (i) any breach of any representation or warranty of Central or Career Services contained in this Agreement, in any other Transaction Agreement or in any certificate delivered pursuant hereto;

               (ii) any breach of any covenant of Central or Career Services contained in this Agreement; and

               (iii) any fees, expenses or other payments incurred or owed by Central, Career Services or Westech to any brokers, financial advisors or comparable other Persons retained or employed by it in connection with the transactions contemplated by this Agreement.

                (b) Central shall not be required to indemnify any BrassRing Indemnitee, and shall not have any liability:

               (i) under clause (i) of Section 8.03(a) unless the aggregate of all Losses for which Central would, but for this clause (i), be liable thereunder exceeds on a cumulative basis an amount equal to $250,000, and then only to the extent of any such excess;

               (ii) under clauses (i) and (ii) of Section 8.03(a) in excess of $9,000,000 (except that this paragraph (b) shall not apply to (A) any breach of any representation and warranty of Central set forth in Sections 4.01(a), 4.01(b), 4.01(e) or (B) any wilful breach of any covenant by Central or Career Services); and

               (iii) for any Taxes that were liabilities in computing Closing Working Capital to the extent such Taxes reduced the Merger Consideration.

               SECTION 8.04. Indemnification by BrassRing. (a) From and after the Closing, BrassRing shall be liable for, and shall indemnify each Central Indemnitee against and hold it harmless from, any Loss suffered or incurred by such Central Indemnitee arising from, relating to or otherwise in respect of:

               (i) any breach of any representation or warranty of BrassRing contained in this Agreement, in any other

        Transaction Agreement or in any certificate delivered pursuant hereto;

               (ii) any breach of any covenant of BrassRing contained in this Agreement; and

               (iii) any fees, expenses or other payments incurred or owed by BrassRing to any brokers, financial advisors or comparable other Persons retained or employed by it in connection with the transactions contemplated by this Agreement;

provided, however, that in the case of (i) and (ii) above BrassRing shall only be so liable, or be required to so indemnify Central or hold Central harmless, to the extent that the substance of any such breach causes a HireSystems Material Adverse Effect; and

               (b) BrassRing shall not be required to indemnify any Central Indemnitee, and shall not have any liability:

               (i) under clauses (i) and (ii) of Section 8.04(a) unless the aggregate of all Losses for which BrassRing would, but for this clause
        (i), be liable thereunder exceeds on a cumulative basis an amount equal to $250,000, and then only to the extent of any such excess; and

               (ii) under clauses (i) and (ii) of Section 8.04(a) in excess of $9,000,000 (except that this paragraph (b) shall not apply to any wilful breach of any covenant by BrassRing).

               SECTION 8.05. Exclusivity of Indemnification. Except as otherwise specifically provided in this Agreement or in any other Transaction Agreement, each of BrassRing, Central and Career Services acknowledges that the sole and exclusive monetary remedy after the Closing with respect to any and all claims relating to this Agreement, the other Transaction Agreements and the transactions contemplated hereby and thereby (other than pursuant to Section
3.04 or claims of, or causes of action arising from, fraud) shall be pursuant to claims made by or on behalf of BrassRing or Central, as the case may be, in accordance with the indemnification provisions set forth in this Article VIII (it being understood that the provisions of this Section 8.05 do not apply to any claim for equitable relief, including the remedy of specific performance, that any party may have under this Agreement or any of the other Transaction Agreements with respect to any breach or attempted breach of the covenants contained herein or therein). In furtherance of the foregoing, BrassRing (on behalf of itself and each BrassRing Indemnitee) and Central (on behalf of itself and each Central Indemnitee) hereby waives, from and after the Closing, to the fullest extent permitted under applicable law, any and all rights, claims and causes of action (other than claims of, or causes of action arising from, fraud) for monetary damages it may have against any party hereto (or any Affiliate of any party) arising under or based upon this Agreement, any other Transaction Agreement, any document or certificate delivered in connection herewith, any applicable law, common law or otherwise (except pursuant to the indemnification provisions set forth in this Article
VIII). Each of the parties hereto acknowledges and agrees that all claims for indemnification pursuant to the indemnification provisions set forth in this
Article VIII shall be subject to, and shall be initiated in accordance with,
Section 9.06 of the Amended Stockholders' Agreement.

               SECTION 8.06. Calculation of Losses. The amount of any Loss for which indemnification is provided under this Article VIII shall be net of any amounts recovered or recoverable by the indemnified party under insurance policies with respect to such Loss.

               SECTION 8.07. Termination of Indemnification. The obligations to indemnify and hold harmless any party, (i) pursuant to Section 8.02(a) or 8.02(b), shall terminate upon the expiration of the statute of limitations applicable to the Taxes that are the subject of such Sections, (ii) pursuant to
Section 8.03(a)(i) or Section 8.04(a)(i), shall terminate when the applicable representation or warranty terminates pursuant to Section 8.01 and (iii) pursuant to the other clauses of Section 8.03 and Section 8.04 shall not terminate; provided, however, that such obligations to indemnify and hold harmless shall not terminate with respect to any item as to which the person to be indemnified shall have, before the expiration of the applicable period, previously made a claim by delivering a notice of such claim (stating in reasonable detail the basis of such claim) pursuant to Section 8.08 to the party to be providing the indemnification.

               SECTION 8.08. Procedures. (a) Third Party Claims. In order for a person (the "indemnified party") to be entitled to any indemnification provided for under Section 8.02, 8.03 or 8.04 in respect of, arising out of or involving a claim made by any person against the indemnified party (a "Third Party Claim"), such indemnified party must notify the indemnifying party in writing (and in reasonable detail) of the Third Party Claim within 10 business days after receipt by such indemnified party of notice of the

Third Party Claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the indemnifying party shall have been actually prejudiced as a result of such failure. Thereafter, the indemnified party shall deliver to the indemnifying party, within five business days' time after the indemnified party's receipt thereof, copies of all notices and documents (including court papers) received by the indemnified party relating to the Third Party Claim.

               (b) Assumption. If a Third Party Claim is made against an indemnified party, the indemnifying party shall be entitled to participate in the defense thereof and, if it so chooses, to assume the defense thereof with counsel selected by the indemnifying party; provided, however, that such counsel is not reasonably objected to by the indemnified party. Should the indemnifying party so elect to assume the defense of a Third Party Claim, the indemnifying party shall not be liable to the indemnified party for any legal expenses subsequently incurred by the indemnified party in connection with the defense thereof. If the indemnifying party assumes such defense, the indemnified party shall have the right to participate in the defense thereof and to employ counsel (not reasonably objected to by the indemnifying party), at its own expense, separate from the counsel employed by the indemnifying party, it being understood that the indemnifying party shall control such defense. The indemnifying party shall be liable for the fees and expenses of counsel employed by the indemnified party for any period during which the indemnifying party has not assumed the defense thereof. If the indemnifying party chooses to defend or prosecute a Third Party Claim, all the indemnified parties shall cooperate in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the indemnifying party's request) the provision to the indemnifying party of records and information that are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Whether or not the indemnifying party assumes the defense of a Third Party Claim, the indemnified party shall not admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the indemnifying party's prior written consent (which consent shall not be unreasonably withheld). If the indemnifying party assumes the defense of a Third Party Claim, the indemnified party shall agree to any settlement, compromise or discharge of a Third Party Claim that the indemnifying party may recommend and that by its terms obligates the indemnifying party to pay the full amount of the liability in connection with such Third Party Claim, and which releases the indemnified party completely in connection with such Third Party Claim.

               (c) Other Claims. In the event any indemnified party should have a claim against any indemnifying party under Section 8.02, 8.03 or 8.04 that does not involve a Third Party Claim being asserted against or sought to be collected from such indemnified party, the indemnified party shall deliver notice of such claim with reasonable promptness to the indemnifying party. Subject to Section 8.08 the failure by any indemnified party so to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to such indemnified party under Section 8.02, 8.03 or 8.04, except to the extent that the indemnifying party demonstrates that it has been actually prejudiced by such failure.

                                   ARTICLE IX

                               General Provisions

               SECTION 9.01. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given upon receipt by the parties hereto at the following addresses (or at such other address for such party as shall be specified by like notice):

               (i)     if to BrassRing,

                       BrassRing Inc.
                       540 Madison Avenue
                       New York, NY 10022

                       Attention:  General Counsel
                       Telephone No.:  (212) 492-5825
                       Fax No.:  (212) 489-2301

                       with copies to:

                       Kaplan, Inc.
                       888 7th Avenue, 23rd Floor
                       New York, NY 10106

                       Attention:  Veronica Dillon, Esq.
                       Telephone No:  (212) 492-5825
                       Fax No.:  (212) 489-2301

                       Cravath, Swaine & Moore
                       Worldwide Plaza
                       825 Eighth Avenue
                       New York, NY 10019

                       Attention:  Faiza J. Saeed
                       Telephone No.:  (212) 474-1454
                       Fax No.:  (212) 474-3700

               (ii)    if to Central,

                       Central Newspapers, Inc.
                       200 East Van Buren Street
                       Phoenix, AZ 85004

                       Attention:  Eric S. Tooker, General Counsel
                       Telephone No.:  (602) 444-1115
                       Fax:  (602) 444-8340

                       with a copy to:

                       Central Newspapers, Inc.
                       200 East Van Buren Street
                       Phoenix, AZ 85004

                       Attention:  Thomas K. MacGillivray,
                                       Chief Financial Officer
                       Telephone:  (602) 444-1112
                       Fax:  (602) 444-8340


               SECTION 9.02. Headings. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

               SECTION 9.03. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

               SECTION 9.04. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto.

               SECTION 9.05. Entire Agreement; No Third-Party Beneficiaries. This Agreement and the other Transaction Agreements (i) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties hereto and thereto with respect to the transactions contemplated by this Agreement and the other Transaction Agreements and (ii) are not intended to confer upon any Person other than (x) the parties hereto or thereto and (y) the BrassRing Indemnitees and the Central Indemnitees, any rights or remedies.

               SECTION 9.06. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

               SECTION 9.07. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties hereto without the prior written consent of the other parties. Any purported assignment without such consent shall be null and void and of no force and effect. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns.

               SECTION 9.08. Consent to Jurisdiction. Each of the parties hereto
(i) consents to submit to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises regarding this Agreement or the transactions contemplated hereby, (ii) agrees not to attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees not to bring any action relating to this Agreement or the transactions contemplated hereby in any court other than any Federal court sitting in the State of Delaware or any Delaware state court and (iv) waives any right to trial by jury with respect to any action related to, or arising out of, this Agreement or the transactions contemplated hereby.




                         [THE REMAINDER OF THIS PAGE HAS
                         BEEN INTENTIONALLY LEFT BLANK.]

               IN WITNESS WHEREOF, each party hereto has caused this Agreement to be signed by its officer thereunto duly authorized as of the date first written above.


                                    BRASSRING INC.,


                                      by ______________________________________
                                         Name:
                                         Title:


                                    CENTRAL NEWSPAPERS, INC.,


                                      by ______________________________________
                                         Name:
                                         Title:


                                    CAREER SERVICES, INC.,


                                      by ______________________________________
                                         Name:
                                         Title:

                                                                       EXHIBIT A






                                 FORM OF AMENDED
                             STOCKHOLDERS' AGREEMENT